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Exhibit 10.12

CB RICHARD ELLIS 401(K) PLAN

(Pro forma incorporating all amendments
through Amendment 2003-1)
TABLE OF CONTENTS

ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY TO PARTICIPATE
2.1	Eligibility to Participate	13
2.2	Exclusions from Participation	14
2.3	Participation Upon Reemployment	15
2.4	Leased Employees	16
ARTICLE III PARTICIPANT CONTRIBUTIONS
3.1	Voluntary Contributions	16
3.2	Withdrawal of Participant Contributions	16
3.3	Rollover and Transfer Contributions	17
ARTICLE IV PARTICIPATING COMPANY CONTRIBUTIONS
4.1	Contribution of Deferrals	18
4.2	Matching Profit Sharing Contribution	18
4.3	Discretionary Profit Sharing Contribution	18
4.4	Discretionary Contributions; Form and Time of Payment	18
4.5	Return of Excess Deferrals	19
4.6	Average Deferral Percentage Limitation	19
4.7	Allocation of Excess Contributions to Highly Compensated Employees	20
4.8	Distribution of Excess Contributions	21
4.9	Qualified Matching Profit Sharing Contributions	21
4.10	Corrective Qualified Non-Elective Contributions	21
4.11	Special Rules	22
4.12	Recordkeeping	22
4.13	Average Contribution Percentage Limitation	22
4.14	Allocation of Excess Aggregate Contributions to Highly Compensated Employees	23
4.15	Distribution or Forfeiture of Excess Aggregate Contributions	24
4.16	Use of Deferrals	24
4.17	Corrective Qualified Non-Elective Contributions	24
4.18	Special Rules	24

i

4.19	Applicability of the Multiple-Use Limitation	25
4.20	Multiple-Use Limitation	25
4.21	Correction of Multiple-Use Limitation	25
ARTICLE V ACCOUNTING FOR PARTICIPANT'S INTERESTS
5.1	Establishment of Accounts	26
5.2	Allocation of Contributions and Forfeitures	26
5.3	Code Section 415 Limitation	27
5.4	Accounting for Trust Fund Income or Losses	30
5.5	Valuation of Trust Fund	30
5.6	Annual Statement of Accounts	30
5.7	Directed Accounts and Investment Options	31
5.8	Investment Funds	31
5.9	Old Company Stock Fund	31
5.10	Investment Direction for all Funds	32
5.11	Voting Rights	32
5.12	ERISA 404(c) Requirements	32
5.13	Allocation of 2000 Restoration Payments	33
ARTICLE VI VESTING
6.1	Company Contribution Accounts	34
6.2	Aggregation of Years of Service for Vesting	34
6.3	Other Accounts	35
6.4	Forfeiture of Nonvested Amounts	35
6.5	Unclaimed Benefits	36
6.6	Application of Forfeited Amounts	36
ARTICLE VII DESIGNATION OF BENEFICIARY
7.1	Designation of Beneficiary	37
7.2	Failure to Designate Beneficiary	37
ARTICLE VIII DISTRIBUTIONS FROM THE TRUST FUND
8.1	Events Permitting Distributions	37
8.2	Rules Governing Distributions	39
8.3	Valuation of Interest	41
8.4	Characterization of Disability Distribution	41
8.5	Payment of Benefits to Alternate Payee	41
8.6	Direct Rollovers	42

ARTICLE IX TOP-HEAVY PROVISIONS
9.1	Priority over other Plan Provisions	43
9.2	Compensation Taken Into Account	43
9.3	Minimum Allocation	43
9.4	Modification of Aggregate Benefit Limit	44
9.5	Minimum Vesting	45
ARTICLE X ADMINISTRATIVE PROCEDURES
10.1	Appointment of Committee Members	45
10.2	Officers and Employees of the Committee	45
10.3	Action of the Committee	45
10.4	Disqualification of Committee Member	46
10.5	Expenses of the Committee	46
10.6	Bonding and Compensation	46
10.7	General Powers and Duties of the Committee	46
10.8	Specific Powers and Duties of the Committee	46
10.9	Allocation of Fiduciary Responsibility	47
10.10	Information to be Submitted to the Committee	47
10.11	Allocation of Fiduciary Responsibility	47
10.12	Information to be Submitted to the Committee	48
10.13	Notices, Statements and Reports	48
10.14	Claims Procedure	48
10.15	Service of Process	50
10.16	Correction of Participants' Accounts	50
10.17	Payment to Minors or Persons Under Legal Disability	50
10.18	Uniform Application of Rules and Policies	50
10.19	Funding Policy	50
ARTICLE XI INVESTMENT OF PLAN ASSETS
11.1	Trust Fund Investments	50
11.2	Loans to Participants	51
ARTICLE XII TERMINATION, PARTIAL TERMINATION AND COMPLETE DISCONTINUANCE OF CONTRIBUTIONS
12.1	Continuance of Plan	52
12.2	Complete Vesting	52
12.3	Disposition of the Trust Fund	52

12.4	Withdrawal by Participating Company	52
ARTICLE XIII AMENDMENT OR TERMINATION OF THE PLAN
13.1	Right of Company to Amend Plan	53
13.2	Amendment Procedure	53
13.3	Effect on Other Participating Companies	53
13.4	Company Not Liable for Benefits	53
ARTICLE XIV ADOPTION OF PLAN BY AFFILIATED COMPANIES
14.1	Adoption Procedure	54
14.2	Effect of Adoption by Affiliated Company	54
14.3	Additional Adoption Procedure	54
ARTICLE XV MISCELLANEOUS
15.1	Reversion Prohibited	55
15.2	Bonding, Insurance and Indemnity	55
15.3	Merger, Consolidation or Transfer of Assets	56
15.4	Spendthrift Clause	56
15.5	Rights of Participants	57
15.6	Gender, Tense and Headings	57
15.7	Governing Law	57
ARTICLE XVI NEW COMPANY STOCK FUND
16.1	Definitions	58
16.2	Establishment of New Company Stock Fund	58
16.3	Direction to Purchase Stock	58
16.4	Purchase of Stock by Trustee	59
16.5	Maximum Number of Shares	59
16.6	Allocation of New Company Stock to Participants Accounts	59
16.7	Repurchase of New Company Stock	59
16.8	Plan Distributions	59
16.9	Voting of New Company Stock	60
16.10	Tender of New Company Stock	60
16.11	General Provisions	61
APPENDIX I		I-1
APPENDIX II		II-1
APPENDIX III		III-1

CB RICHARD ELLIS 401(K) PLAN

        The CB Commercial Holdings, Inc. Capital Accumulation Plan was adopted effective as of April 19, 1989, and was subsequently amended and renamed the CB Commercial 401(k) Capital Accumulation Plan. The Plan is hereby amended and restated as set forth herein as of the date of the Merger to add the New Employer Stock Fund, to rename the Plan the CB Richard Ellis 401(k) Plan and, except where other dates are specified, for the purpose of complying with the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998. Set forth as Appendix I are provisions having application on or after April 19, 1989, but which are deleted from the Plan effective January 1, 1996 due to lack of any further applicability. The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code. The Plan is subject to modification, amendment or termination at any time as provided in Articles 12 and 13, including (without limitation) amendments required to meet regulations and rules issued by the Secretary of the Treasury or his delegate or the Secretary of Labor. Capitalized terms used in this paragraph and in the hereinafter set forth text of the Plan are defined in Article 1 and Article 16.

ARTICLE I

DEFINITIONS

        1.1  "Account" means the records maintained by the Committee to determine the value of each Participant's interest in the assets of the Plan, and may refer to the Participant's Company Contribution Account, Matching Profit Sharing Contribution Account, Deferral Account, Voluntary Contribution Account or Rollover Account singularly or in any appropriate combination. All references to an Account of a Participant shall include any subaccount established pursuant to Section 5.1.

        1.2  "Actual Contribution Percentage" means the ratio determined under Section 4.13(a).

        1.3  "Actual Deferral Percentage" means the ratio determined under Section 4.6(a).

        1.4  "Affiliated Company" means:

          (a)  any member of a controlled group of corporations (within the meaning of Section 414(b) of the Code, modified, for purposes of Section 5.3, by Section 415(h) of the Code) of which the Company is a member,

          (b)  any trade or business (whether or not incorporated) under common control with the Company (within the meaning of Section 414 (c) of the Code, modified, for purposes of Section 5.3, by Section 415(h) of the Code), or

          (c)  any member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member.

        1.5  "Affiliated Group" means the Company and the Affiliated Companies.

        1.6  "Aggregate 401(k) Contributions" means, for any Plan Year, the sum of the following: (a) the Participant's Deferrals for the Plan Year; (b) the Matching Profit Sharing Contribution allocated to the Participant's Accounts as of a date within the Plan Year, to the extent that such Matching Profit Sharing Contributions are aggregated with Deferrals pursuant to section 4.9; and (c) the Qualified Non-Elective Contributions allocated to the Participant's Accounts as of a date within the Plan Year, to the extent that such Qualified Non-Elective Contributions are aggregated with Deferrals pursuant to Section 4.10.

        1.7  "Aggregate 401(m) Contributions" means, for any Plan Year, the sum of the following: (a) the Participant's Matching Profit Sharing contributions for the Plan Year; (b) the Participant's Deferrals for the Plan Year, to the extent that such Deferrals are aggregated with Deferrals, Voluntary Contributions and Matching Profit Sharing Contributions pursuant to Section 4.16; and (c) the Qualified Non-Elective Contributions allocated to the Participant's Accounts as of a date within the Plan Year, to the extent that such Qualified Non-Elective Contributions are aggregated with Voluntary Contributions and Matching Profit Sharing Contributions pursuant to Section 4.17; and (d) the Participant's voluntary Contributions for the Plan Year.

        1.8  "Annual Addition" means the sum described in Section 5.3(b).

        1.9  "Annual Statement" means the statement of a Participant's Accounts referred to in Section 5.6.

        1.10 "Applicant" has the meaning set forth in Section 10.12(a).

        1.11 "Average Contribution Percentage" means the average ratio determined under Section 4.13(b).

        1.12 "Average Deferral Percentage" means the average ratio determined under Section 4.6(b).

        1.13 "Beneficiary" means the one or more persons or entities entitled to receive distribution of a Participant's interest in the Plan in the event of his death.

        1.14 "Board" means the Board of Directors of the Company.

        1.15 "Claimant" has the meaning set forth in Section 10.12(b).

        1.16 "Claims Coordinator" has the meaning set forth in Section 10.12.

        1.17 "Code" means the Internal Revenue Code of 1986, as amended.

        1.18 "Committee" means the Administrative Committee appointed and acting pursuant to the provisions of Article 10.

        1.19 "Company" means CB Richard Ellis Services, Inc., a Delaware corporation, formerly known as CB Commercial Holdings, Inc. The term "Company" shall also include any successor employer if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan and become a party to the Trust Agreement.

        1.20 "Company Contribution Account" means the Account established under Section 5.1 for each Participant, the balance of which is attributable to Profit Sharing Contributions made pursuant to Section 4.3, forfeitures and earnings and losses of the Trust Fund with respect to such contributions and forfeitures.

        1.21 "Compensation" means remuneration of an Employee received while a Participant from the Affiliated Group in a Plan Year or fraction of a Plan Year calculated in accordance with Section 1.75(f) (including application of the Code Section 401(a)(17) limit set forth in the last two paragraphs of Section 1.75). For purposes of determining the amount of a Participant's Deferrals, Compensation shall not include any severance pay received by the Participant.

        1.22 "Deferral" means the portion of a Participant's compensation which he elects to defer so that such amount may be contributed to this Plan as a Participating Company contribution pursuant to Section 4.1.

        1.23 "Deferral Account" means the Account established under Section 5.1 for each Participant, the balance of which is attributable to the Participant's Deferrals and Qualified Non-Elective Contributions and earnings and losses of the Trust Fund with respect to such Deferrals and Qualified Non-Elective Contributions.

        1.24 "Defined Benefit Dollar Limitation" means, for any Plan Year or other Limitation Year, $90,000 or such amount as determined by the Commissioner of Internal Revenue under Section 415(d)

(1) of the code and Treasury Regulations thereunder as of the January 1 falling within such Plan Year or Limitation Year.

        1.25 "Defined Benefit Fraction" means the fraction described in Section 5.3(d)(1).

        1.26 "Defined Benefit Plan" means a Qualified Plan other than a Defined Contribution Plan.

        1.27 "Defined Contribution Dollar Limitation" means, for any Plan Year or other Limitation Year, $30,000 as adjusted under Code Section 415(d) as of the January 1 falling within such Plan Year or Limitation Year. If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year shall not exceed the amount determined in the preceding sentence multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

        1.28 "Defined Contribution Fraction" means the fraction described in Section 5.3(d)(2).

        1.29 "Defined Contribution Plan" means a Qualified Plan which provides individual participant accounts for employer contributions, forfeitures and gains or losses thereon, in accordance with Section 414(i) of the Code.

        1.30 "Determination Date" means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.

        1.31 "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years.

        1.32 "Directed Account" means an Account, the investment of which is subject to Participant direction under Section 5.7.

        1.33 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        1.34 "Disability" means a physical or mental condition which totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Affiliated Group. The determination of Disability shall be made by the Committee in its complete discretion after it has received such medical advice as it deems, in its complete discretion, appropriate and competent.

        1.35 "Distributee" means an Employee or a former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a QDRO are Distributees with regard to the interest of the spouse or former spouse.

        1.36 "Effective Date" means April 19, 1989.

        1.37 "Eligible Participant" means a Participant who is eligible to receive an allocation of the Participating Company Profit Sharing Contribution and forfeitures in a particular Plan Year, pursuant to Section 5.2(a)(2).

        1.38 "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403 (a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        1.39 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; effective for calendar years beginning on or after January 1, 1999, hardship withdrawals from Deferral Accounts; and any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        1.40 "Employee" means any person who is: (a) employed by a member of the Affiliated Group if the relationship between the member of the Affiliated Group and such person is, for federal income tax purposes, the legal relationship of employer and employee, or (b) a Leased Employee as provided in Section 2.4. For purposes of this definition of "Employee," and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company, in its discretion, as employees under Section 3121(d) of the Code (including, but not limited to, individuals classified by the Company as independent contractors and non-employee consultants) and individuals who are classified by the Company, in its discretion, as employees of any entity other than a Participating Company do not meet the definition of Eligible Employee and are ineligible for benefits under the Plan, even if the classification by the Company is determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Employee and shall be ineligible for benefits for all periods prior to the date the Company determines its classification of the individual is erroneous or should be revised. The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of "Employee."

        1.41 "Employment Commencement Date" means whichever of the following is applicable:

          (a)  Except as provided in subsection (b) of this section, the date on which an Employee first performs an Hour of Service in any capacity for the Affiliated Group with respect to which the Employee is compensated or is entitled to compensation by the Affiliated Group.

          (b)  In the case of an Employee who incurs a Period of Severance of one or more years, the term "Employment Commencement Date" shall mean the first day following the commencement of such Period of Severance on which the Employee performs an Hour of Service for the Affiliated Group with respect to which the Employee is compensated or entitled to compensation by the Affiliated Group.

        1.42 "ERISA "means the Employee Retirement Income Security Act of 1974, as amended.

        1.43 "Excess Aggregate Contributions" means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Sections 4.13(c), 4.14 and 4. 15.

        1.44 "Excess Contributions" means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees are reduced pursuant to Sections 4.6(c), 4.7 and 4.8.

        1.45 "Excess Deferrals" means the amount of a Participant's, Deferrals and other elective deferrals (within the meaning of section 402(g) (3) of the Code) that exceed the limits set forth in Section 4.5.

        1.46 "Highly Compensated Employee" means

          (a)  Any Employee who performs services for the Company or any Affiliated Company who (i) was a 5% owner of the Company or any Affiliated Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year, received compensation from the

  Company or any Affiliated Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code).

          (b)  Any former Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, who performs no services for the Company or any Affiliated Company during the current Plan Year, and who met the description in (a) above for the year of his separation or any year after he attained age 55.

          (c)  For purposes of this definition of "Highly Compensated Employee", "compensation" means compensation within the meaning of Section 415(c)(3) of the Code, but including qualified transportation fringes and elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

          (d)  This definition of "Highly Compensated Employee" shall be effective for Plan Years beginning on or after January 1, 1997, except that for purposes of determining if an Employee was a Highly Compensated Employee in 1997, this definition will be treated as having been in effect in 1996.

        1.47 "Hour of Service" means:

          (a)  Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliated Company or a predecessor employer as required by section 414(a)(2) of the Code and the Treasury Regulations thereunder for the performance of services. Hours of Service under this subsection will be credited to the Employee for the Computation Period in which the services are performed.

          (b)  Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliated Company on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Company or Affiliated Company has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay. Hours of Service under this subsection will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

          (c)  Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation for, an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by the Company or an Affiliated Company. Hours of Service under this subsection will be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

          (d)  Each hour credited on the basis of applicable regulations under ERISA for unpaid periods of absence for service in the armed forces of the United States or the Public Health Service of the United States as a result of which such Employee's reemployment rights are guaranteed by law, provided that the Employee returns to employment with the Company or any Affiliated Company within the time such rights are guaranteed.

          (e)  If the Company or an Affiliated Company maintains a Qualified Plan of a predecessor employer, each hour credited by such predecessor employer as required by Section 414 (a) of the Code.

          (f)    Solely for purposes of preventing a One Year Break in Service, each hour credited in accordance with Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code for unpaid periods during which an Employee is absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, provided-that the Employee furnishes timely information to the Company to establish that the absence from work is for one of the aforementioned reasons, and the number of days for which there was such an absence. The Hours of Service created under this subsection shall be credited in the computation Period in which the absence begins only if necessary to prevent a One Year Break in Service in that period, and in all other cases, in the immediately succeeding Computation Period.

        Notwithstanding the foregoing: (1) no more than 501 Hours of Service shall be credited to an Employee under subsection (b), (c) or (f) on account of any single continuous period of time during which no services are performed; (2) an hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Company or an Affiliated Company on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such compensation is paid or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; (3) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; and (4) the same Hour of Service shall not be credited to an Employee both under subsection (a) or (b) and under subsection (c).

        Each Employee whose Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piecework employees) and whose hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act) shall be credited with 10 Hours of Service daily, 45 Hours of Service weekly, 95 Hours of Service semimonthly or 190 Hours of Service monthly, if his Compensation is determined on a daily, weekly, semimonthly or monthly basis, respectively, for each such period in which the Employee would be credited with at least one Hour of Service pursuant to this Section. In addition, in lieu of counting Hours of Service for Employees whose Compensation is determined on the basis of certain amounts for each hour worked or whose hours are required to be counted and recorded by federal law, the Committee may apply one of the foregoing equivalencies for purposes of crediting such Employees with Hours of Service under this Section.

        The Committee shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations including without limitation Department of Labor Regulation Section 2530.200b-2 (b) and (c).

        1.48 "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

          (a)  an officer of the Company or any Affiliated Company, if such individual's Section 415 Compensation exceeds 50% of the amount in effect under Code Section 415(b)(1)(A),

          (b)  an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Company or any Affiliated Company, if such individual's Section 415 Compensation exceeds the Defined Contribution Dollar Limitation,

          (c)  a 5% owner of the Company or any Affiliated Company, or

          (d)  a 1% owner of the Company or any Affiliated Company who has an annual Section 415 Compensation of more than $150,000.

        The determination of who is a Key Employee will be made in accordance with Section 416(i) of the Code and the Treasury Regulations thereunder.

        1.49 "Leased Employee" means a person described in Section 2.4 (a).

        1.50 "Limitation Year" means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Section 415 of the Code. The Limitation Year for this Plan is the Plan Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year shall begin on a date within the Limitation Year in which the amendment is made.

        1.51 "Matching Profit Sharing Contributions" means the Participating Company contribution made on behalf of a Participant pursuant to Section 4.2.

        1.52 "Matching Profit Sharing Contributions Account" means the Account established under Section 5.1 for each Participant, the balance of which is attributable to Matching Profit Sharing Contributions made pursuant to Section 4.2, forfeitures and earnings and losses of the Trust Fund with respect to such contributions and forfeitures.

        1.53 "Maximum Annual Addition" means the limitation described in Section 5.3.

        1.54 "Merger" means the merger of BLUM CB Corp., a subsidiary of CBRE Holding, Inc., into CB Richard Ellis Services, Inc.

        1.55 "Minimum Allocation" means the Minimum Allocation described in Section 9.3.

        1.56 "Nonhighly Compensated Employee" for any Plan Year means any active Employee who is not a Highly Compensated Employee.

        1.57 "Normal Retirement Age" means the date a Participant attains age 65.

        1.58 "Old Company Stock" means shares of Class B-2 Common Stock, par value $.01 per share, of the Company, as in existence prior to the Merger.

        1.59 "One Year Break in Service" means, for purposes of determining vesting under Article 6, a Plan Year in which the Participant fails to complete at least one Hour of Service.

        1.60 "Participant" means an Employee or former Employee who has met the applicable eligibility requirements of Article 2 and who has not yet received a distribution of the entire amount of his vested interest in the Plan.

        1.61 "Participating Company" means the Company, each Affiliated Company that has adopted the Plan in the manner provided in Article 14, and each organizational unit of the Company or an Affiliated Company that is designated as a Participating Company by the Board of Directors of the Company; excluding, however, each organizational unit of the Company or any Affiliated Company that has adopted the Plan that is designated as a nonparticipating unit by the Board of Directors of the Company. For purposes of the Plan the term "organizational unit" shall include, without limitation, any division, department or office of the Company or any Affiliated Company.

        1.62 "Period of Service" means a period of time computed under the "elapsed time", method, as follows:

          (a)  An Employee shall be credited with a Period of Service equal to the elapsed time between his Employment Commencement Date and the date on which he commences a Period of Severance.

          (b)  If an Employee incurs a Period of Severance and is subsequently reemployed by the Affiliated Group, he shall be credited with a Period of Service pursuant to the following rules:

              (i)  An Employee shall receive credit for a Period of Severance as if it were a Period of Service if such Period of Severance commences by reason of a voluntary termination of employment, discharge or retirement and the Participant is reemployed by the Affiliated Group within 12 months after the commencement of such Period of Severance.

            (ii)  An Employee shall receive credit for a Period of Severance as if it were a Period of Service if such Period of Severance commences by reason of a voluntary termination of employment, discharge or retirement during a time in which such Employee is absent from service for a reason other than a voluntary termination of employment, discharge or retirement and the Employee is reemployed by the Affiliated Group within 12 months after his initial absence from service.

            (iii)  Except as provided in subsections(b)(i) and (ii) hereof, the Period of Severance shall not be included in the Employee's Period of Service and, subject to subsection (c) hereof, all of an Employee's Periods of Service shall be aggregated for purposes of the Plan.

          (c)  Notwithstanding any other provision of this Plan, service performed by Employees for an Affiliated Company (or a unit or division of such Company) prior to the date as of which such entity becomes an Affiliated Company (or a unit or division of such Company) shall not be taken into account in computing Periods of Service for any purpose of this Plan, except to the extent and in the manner determined by resolution of the Board.

        1.63 "Period of Severance" means:

          (a)  The period of time commencing on the earlier of (i) the date on which an Employee voluntarily terminates employment, retires, is discharged, or dies; or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Company and all Affiliated Participating Companies for any reason other than a voluntary termination of employment, retirement, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff), and continuing until the first day, if any, on which the Participant completes one or more Hours of Service for which he is directly or indirectly paid by the Affiliated Group for the performance of duties as an Employee.

          (b)  In the case of an Employee who is absent from work for maternity or paternity reasons, no Period of Severance shall commence until the second anniversary of the first date of such absence. The period between the date of commencement of an absence for maternity or paternity reasons and the first anniversary thereof shall be considered a Period of Service; the period between the first and second anniversaries of the commencement of such absence shall be considered neither a Period of Service nor a Period of Severance. For purposes of this Section 1.63(b), an absence from work for maternity or paternity reasons means an absence:

              (i)  By reason of pregnancy of the Employee,

            (ii)  By reason of the birth of a child of the Employee,

            (iii)  By the reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

            (iv)  For purposes of caring for such child for a period beginning immediately following such birth or placement.

        1.64 "Permissive Aggregation Group" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or. Qualified Plans of the Company or any Affiliated Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the "requirements of Sections 401 (a) (4) and 410 of the Code (including simplified employee pension plans).

        1.65 "Plan" means, effective as of the date of the Merger, the CB Richard Ellis 401(k) Plan set forth herein, as amended from time to time.

        1.66 "Plan Year" means the period with respect to which the records of the Plan are maintained, which shall be the 12-month period beginning on January 1 and ending on December 31, and includes such periods prior to the Effective Date.

        1.67 "Present Value" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan for purposes of the calculation of the Top-Heavy Ratio.

        1.68 "Profit Sharing Contribution" means the Participating Company contribution made on behalf of a Participant pursuant to Section 4.3.

        1.69 "Projected Annual Benefit," means the annual benefit described in Section 5.3(d)(3).

        1.70 "QDRO" means a qualified domestic relations order as set forth in Section 15.4(b).

        1.71 "Qualified Plan" means an employee benefit plan that is qualified under Section 401(a) of the Code.

        1.72 "Qualified Non-Elective Contribution" means the contribution made under Section 4.10.

        1.73 "Required Aggregation Group" consists of: (a) each Qualified Plan (including simplified employee pension plans) of the Company or any Affiliated Company in which at least one Key Employee participates, and (b) any other Qualified Plan (including simplified employee pension plans) of the Company or any Affiliated Company which enables a Qualified Plan described in subclause (a) to meet the requirement of Sections 401(a)(4) or 410 of the Code.

        1.74 "Rollover Account" means the Account established under Section 5.1 for a Participant, the balance of which is attributable to the Participant's' rollover and transfer contributions under Section 3.3 and earnings and losses of the Trust Fund attributable to such contributions.

        1.75 "Section 414 (s) Compensation" means Compensation, unless, by appropriate action of the Committee or its delegate, with respect to a Plan Year, the Committee determines that it shall consist of remuneration received by an Employee from members of the Affiliated Group in a Plan Year, or fraction of a Plan Year, while such Employee is a Participant, as determined under one of the following subsections (a) through (g), and otherwise determined in accordance with the rules of this Section 1.75:

          (a)  Compensation as defined in Treasury Regulation section 1.415-2(d)(2) and (d)(3) or any successor thereto.

            (1)  Such compensation includes:

              (A)  The Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Affiliated Group to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances "under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2 (c)). Such wages include foreign earned income, whether or not excludable from gross income under Code Section 911, and such wages are determined without regard to the exclusions from gross income under Code Sections 931 and 933;

              (B)  Amounts described in Code Sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee;

              (C)  Amounts paid or reimbursed by the Affiliated Group for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217 or excludable by the Employee under Code Section 132;

              (D)  The value of a non-qualified stock option granted to an Employee by the Affiliated Group, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted; and

              (E)  The amount includable in the gross income of an Employee upon making the election described in Code Section 83(b).

              (F)  Amounts received by the Employee pursuant to an unfunded deferred compensation plan, in the Plan Year in which includable in the Employee's gross income.

            (2)  Such compensation does not include:

              (A)  (i) Contributions made by the Affiliated to a plan of deferred compensation to the extent that, before the application of Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; and (ii) employer contributions made on behalf of an Employee to a simplified employee pension described in Code Section 408(k) for the taxable year in which contributed;

              (B)  Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (in accordance with Code Section 83 and the regulations thereunder);

              (C)  Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (D)  Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by a member of the Affiliated Group (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

          (b)  Compensation as defined in Treas. Reg. Section 1.415-2 (d) (10) or any successor thereto (such compensation includes the items described in (a) (1) (A) above and excludes, to the extent otherwise applicable, those items described in (a)(1)(F) and (a)(2) above).

          (c)  "Wages" within the meaning of section 3401(a) and all other payments of compensation to an Employee by a member of the Affiliated Group (in the course of such employer's trade or business) for which such employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3), and 6052, but determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401 (a) (2)). (This option is "wages" as reflected on the taxable federal wages box of the Form W-2 (or the aggregate of same for an Employee receiving more than one W-2 for a taxable year from the Affiliated Group) of the Employee.)

          (d)  "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

          (e)  Any of the definitions set forth in subsections (a), (b), (c) and (d) above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; provided that the definition of Section 414(s) Compensation set forth in subsection (d) may be reduced by moving expenses only to the extent that at the, time of the payment it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code;

          (f)    Any of the definitions set forth in subsections (a), (b), (c), (d) and (e) above, modified to include any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are described in Code Section 415(c)(3)(D); or

          (g)  Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in Treas. Reg. Section 1.414(s)-1(d)(2) or the successor thereto.

        Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision for the relevant determination period.

        For purposes of applying the limitations of Article 4, Section 414(s) Compensation shall not include in any Plan Year amounts in excess of $150,000, as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost-of-living in accordance with section 401(a)(17)(B).

        The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

        1.76 "Section 415 Compensation" means an Employee's remuneration described in Section 1.75(c) unless, by appropriate action of the Committee or its delegate, with respect to a Limitation Year, the Committee determines that it shall consist of any one of the definitions of remuneration described in subsections (a), (b) or (d) of Section 1.75. Any definition of Section 415 Compensation shall be used consistently, to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Plan for the relevant determination period.

        1.77 "Severance" means an Employee's voluntary or involuntary termination of employment with the Company and all Affiliated Companies for any reason at any time.

        1.78 "TEFRA" means the Tax Equity and Fiscal Responsibility Act of 1982, as amended.

        1.79 "Top-Heavy Plan" means one of the following conditions exists:

          (a)  If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive-Aggregation Group of Qualified Plans.

          (b)  If the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%.

          (c)  If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

        1.80 "Top-Heavy Ratio" means the following:

          (a)  The Top-Heavy Ratio with respect to the Qualified Plans taken into account under Section 1.79(a), (b) or (c), as applicable, is a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code Section 416) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the required account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date.

          (b)  For purposes of subsection (a), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation. Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Treasury Regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account, will be made in accordance with Section 416 of the Code and the Treasury Regulations thereunder. Employee contributions described in Section 219(e)(2) of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (c)  Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date shall not be taken into account for purposes of this subsection.

        1.81 "Top-Heavy Valuation Date" means the last day of each Plan Year.

        1.82 "Top-Paid Group" for any Plan Year means the top 20 percent (in terms of Total Compensation) of all Employees of the Affiliated Company, excluding the following:

          (a)  Any Employee covered by a collective bargaining agreement unless such Employee would not be excluded from becoming a Participant under Section 2.2;

          (b)  Any Employee who is a nonresident alien with respect to the United States who receives no income from a source within the United States from a member of the Affiliated Group;

          (c)  Any Employee who has not completed at least 500 Hours of Service during any six-month period at the end of the-Plan Year;

          (d)  Any Employee who normally works less than 17% hours per week;

          (e)  Any Employee who normally works no more than six months during any year; and

          (f)    Any Employee who has not attained the age of 21 at the end of the Plan Year 11.

        1.83 "Total Compensation" means Section 415 Compensation adjusted to add back all elective deferrals in the manner described in Section 1.75(f).

        1.84 "Trust Agreement" means the agreement or agreements executed by the Company and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

        1.85 "Trust Fund" means the assets of the Plan held by the Trustee pursuant to the Trust Agreement

        1.86 "Trustee" means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee(s), and any duly appointed successor.

        1.87 "Valuation Date" means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The regular Valuation Date shall be the last day of each Plan Year. However, if the Committee determines that the fair market value of the assets comprising the Trust Fund (or any portion thereof) has changed substantially since the previous Valuation Date, or if the Committee determines it to be in the best interests of the Plan and the Participants to value the assets of the Trust Fund (or any portion thereof) at a time other than the regular Valuation Date, the Committee may fix, in a uniform and nondiscriminatory manner, one or more interim Valuation Dates. While applying the foregoing rules to Trust Fund assets other than open and investment companies, the Committee may, with respect to the latter, establish Valuation Dates (including valuations more often than once a day) which coincide with such investment companies' mandated valuations for public shareholders generally.

        1.88 "Voluntary Contribution" means a contribution made to the Plan by or on behalf of a Participant pursuant to Section 3.1 that is included in the Participant's gross income for the year in which made.

        1.89 "Voluntary Contribution Account" means the Account established under Section 5.1 for a Participant, the balance of which is attributable to the Participant's Voluntary Contributions and the earnings and losses of the Trust Fund with respect to such contributions.

        1.90 "Welfare Benefit Fund" means an organization described in paragraph (7), (9), (17) or (20) of Section 501 (c) of the code, a trust, corporation or other organization not exempt from federal income tax, or to the extent provided. in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Sections 83(h), 404 (determined without regard to Section 404(b)(2)) or 404A applies, or to which an election under Section 463 applies.

        1.91 "Year of Service" means a Plan Year in which an Employee completes at least one Hour of Service.

ARTICLE II

ELIGIBILITY TO PARTICIPATE

        2.1    Eligibility to Participate

          (a)  Effective October 1, 2001, subject to the provisions of this Article 2, each Employee shall become a Participant upon such Employee's completion of a Period of Service consisting of at least one Hour of Service with a Participating Company.

          (b)  Effective for Plan Years ended in 2002 and thereafter, at the option of the Committee, Code Section 410(b) and Article 4 hereof may be applied in either of the following two alternative ways:

              (i)  By treating Employees not meeting the requirement of subsection 2.1(a) above as excludable employees within the meaning of Treas. Reg. § 1.410(b)-6(b)(1).

            (ii)  By treating the Plan as consisting of two plans: (A) the excludable employees under the first of which consist of Employees who, on the January 1 or July 1 falling within the Plan Year, had not completed a one-year Period of Service and attained age 21 and (B) the excludable employees under the second of which consist of Employees who have not satisfied Section 2.1(a) and Employees who, on the January 1 or July 1 falling within the Plan Year had completed a one-year Period of Service and attained age 21.

        2.2    Exclusions from Participation

        Notwithstanding the fact that an Employee would otherwise become a Participant pursuant to Section 2.1 or 2.3:

          (a)  Collective Bargaining Employees

          An Employee shall not become a Participant if he is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for such Employees. An Employee who is ineligible to participate in the Plan solely by reason of this paragraph shall become a Participant on the first day after he is no longer covered by such a collective bargaining agreement on which he completes at least one Hour of Service with a Participating Company.

          (b)  Nonparticipating Affiliated Companies and Units

          An Employee who is employed by a nonparticipating unit of a Participating Company or by an Affiliated Company that is not a Participating Company shall not become a Participant until the date on which he is credited with one or more Hours of Service by a Participating Company.

          (c)  Leaves of Absence

          An Employee who is on an approved leave of absence without pay or in the service of the armed forces of the United States shall not become a Participant until the date on which he is credited with one or more Hours of Service by a Participating Company, provided that the Employee returns to employment with the Company or an Affiliated Company immediately following such leave of absence or, in the case of an Employee who is on military leave, during the period in which his reemployment rights are guaranteed by law. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

          (d)  Nonresident Aliens

          An Employee shall not become a Participant if he is a nonresident alien who receives no earned income (within the meaning of Section 911(d) (2) of the Code) from the Company or an Affiliated Company which constitutes income from sources within the United States (within the meaning of Section 861 (a) (3) of the Code), until the date on which he receives such earned income from a Participating Company.

          (e)  Exclusion after Participation

          A Participant who becomes ineligible under this Section shall continue to receive credit for Hours of Service for purposes of determining vesting under Section 6.1, but during the period of such ineligibility, (1) such Participant's Compensation and Hours of Service shall not be taken into account for purposes of determining the allocation of Participating Company contributions and forfeitures to his Company Contribution Account under Sections 5.2 and 5.3, (2) such Participant's Section 415 Compensation shall not be taken into account for purposes of Section 9.3, and (3) such Participant may not make Deferrals.

          (f)    Leased Employees

          A Leased Employee described in Section 2.4 (a) shall not become a Participant.

          (g)  Employees Covered by Another Qualified Plan

          An Employee covered by a Qualified Plan (other than this Plan) maintained by an Affiliated Company shall not become a Participant.

          (h)  Statutory Independent Contractors

          A real estate professional having the status of independent contractor under Code Section 3508 shall not become a Participant.

          (i)    Effect of Koll Acquisition

          Neither Koll Real Estate Services nor any entity which is a subsidiary or affiliate of Koll Real Estate Services shall become a Participating Company under the Plan or be deemed to have done so except pursuant to an adoption in accordance with Section 14.1 or Section 14.3. In the event Koll Real Estate Services or a subsidiary or affiliate thereof does become a Participating Company on or after August 28, 1997 by reason of such a proper adoption ("Koll Participating Entity"), Section 2.2 (b) (pertaining to the exclusion from participation in the Plan of Employees employed by entities other than Participating Companies) shall not apply so as to exclude any Employee of such a Koll Participating Entity provided that, as determined by the Committee, the Employee is employed primarily by such Koll Participating Entity. However, Section 2.2 (g) (excluding employees covered by another qualified plan) shall remain applicable in the case of such a Koll Participating Entity with respect to its Employees that were participants on August 28, 1997 in the Koll Company 401(k) Plus Plan ("Koll Plan"), so long as the Koll Plan remains in existence. On the other hand, any Employee of such a Koll Participating Entity not excluded under the previous two sentences shall be eligible to participate in this Plan in accordance with this Article 2, if such Employee otherwise meets the requirements for participation set forth in this Article 2. With respect to Employees described in the preceding sentence, such an Employee's "Hours of Service" as defined in Section 1.26 of the Koll Plan shall be deemed Hours of Service under this Plan for purposes of determining whether such Employee's Company Contribution Account and Matching Profit Sharing Contribution Account are 100% vested and non-forfeitable by reason of completion of 5 Years of Service under Section 6.1(a), as amended by the Second Amendment.

        2.3    Participation Upon Reemployment

          (a)  An Employee who has a Severance before becoming a Participant and is then reemployed by a Participating Company shall be eligible to participate on the later of (i) the first day of the first calendar month following Employee's satisfaction of the requirements of Section 2.1, or (ii) the date he resumes employment with a Participating Company.

          (b)  An Employee who has a Severance after becoming a Participant shall be eligible to become a Participant again immediately upon his reemployment by a Participating Company.

          (c)  Notwithstanding Section 2.3 (a) or 2.3 (b), if an Employee has a Severance and has earned no vested interest in an Account at the date of Severance, and such Employee incurs a Period of Severance equal to the greater of (i) five years or (ii) the aggregate number of years of his Period of Service before such Period of Severance, then such Employee will be treated as a new Employee for purposes of the Plan and his Period of Service prior to his Period of Severance shall be disregarded.

        2.4    Leased Employees

          (a)  Definitions

          A "Leased Employee" means any person (other than an Employee defined under Section 1.41(a)) who, pursuant to an agreement between the Company or an Affiliated Company ("Recipient") and any other person ("Leasing Organization"), has performed services for the Recipient or for the Recipient and "related persons" (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Recipient. "Leased Employee, shall not include a statutory independent contractor under Code Section 3508.

          (b)  Inclusion as Employee

          Upon satisfaction of the requirements of Section 2.4(a), a Leased Employee shall be treated as an Employee of the Recipient, retroactive to the date upon which he first completed an Hour of Service for a Participating Company. However, contributions to or benefits under a Qualified Plan provided by the Leasing Organization which are attributable to the services performed for the Recipient shall be treated as if they had been provided by the Recipient.

          (c)  Exception

          Subsection (b) shall not apply to any Leased Employee if such employee is covered by a money purchase pension plan sponsored by the Leasing Organization providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, (2) immediate participation, and (3) full and immediate vesting.

ARTICLE III

PARTICIPANT CONTRIBUTIONS

        3.1    Voluntary Contributions

        Each Participant who is an Employee and who is not subject to Section 2.2 may, if permitted by the Company, make Voluntary Contributions during the Plan Year through payroll deductions or in a lump sum in such amount as such Participant may elect, provided that the amount of such contributions, when added to the contributions previously made by the Participant, if any, and reduced by any amounts withdrawn under Section 3.2, does not exceed 10% of the total Compensation of the Participant since becoming a Participant, and provided, further, that if the Affiliated Group maintained or maintains any other Qualified Plan, the total amount that may be contributed by the Participant to the Plan and such other Qualified Plan shall not exceed 10% of the total Compensation of the Participant since becoming a Participant in this Plan and all other such Qualified Plans. Voluntary Contributions are also subject to the limitations set forth in Section 4.13, 5.3 and 8.1(c)(2)(A). No Voluntary Contributions can be made to the Plan on or after January 1, 2002.

        3.2    Withdrawal of Participant Contributions

        Upon application to the Committee, a Participant may withdraw an amount from his Voluntary Contribution Account not to exceed the fair market value of his Voluntary Contribution Account as of the Valuation Date preceding his application for withdrawal, excluding therefrom the unpaid principal balance of any outstanding loans to the Participant secured by his Voluntary Contribution Account pursuant to Section 11.2. Distribution of the amount requested and permitted to be distributed hereunder shall be made to the Participant as soon as it is administratively feasible to do so after Participant's application for withdrawal. Notwithstanding the foregoing, no withdrawal can be made of any portion of a Participant's Voluntary Contribution Account invested in the New Company Stock Fund.

        3.3    Rollover and Transfer Contributions

          (a)  Rollover Contributions

          The Committee may, in the exercise of its complete discretion in a nondiscretionary manner, direct the Trustee to accept from a Participant all or part of the cash and other property (including the sales proceeds of such property) distributed for the benefit of the Participant from another Qualified Plan or from an individual retirement account or annuity, as defined in Section 7701(a)(37) of the Code, provided the contribution to the Plan is made within 60 days after such distribution is received by the Participant. The foregoing authorization shall include direct rollovers from another Qualified Plan, as contemplated by Code Section 401(a)(31). However, the Committee shall not direct the Trustee to accept from a Participant any of the following:

              (i)  Any amount considered to have been contributed by the Participant to the Qualified Plan as "accumulated deductible employee contributions," as defined in Section 72(o)(5)(3) of the Code;

            (ii)  Any amount distributed to the Participant pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

            (iii)  Any amount distributed from an individual retirement account or annuity unless the amount distributed represents the entire balance in such account or annuity, and such entire balance was attributable to a rollover contribution of a qualified distribution (as defined in Section 402(a)(5)(E)(i) of the Code) from a Qualified Plan; or

            (iv)  Any property other than U.S. dollars, unless the Committee in the exercise of its complete discretion, in a nondiscriminatory manner, determines that acceptance of the property will not create an administrative burden.

          (b)  Transfer Contributions

          The Committee may, in the exercise of its complete discretion in a nondiscriminatory manner, direct the Trustee to accept a direct transfer of assets to the Plan on behalf of a Participant from another Qualified Plan, provided, however, that: (1) the transfer will result in the deferral of taxation on the amount transferred to the Plan, (2) the Committee shall not direct the Trustee to accept a direct transfer of assets from (a) a Defined Benefit Plan or (b) a Defined Contribution Plan that is subject to the funding standards of Section 412 of the Code or that would otherwise provide for a life annuity form of payment to the Participant, and (3) the Committee shall not direct the Trustee to accept any property other than U.S. dollars, unless the Committee in the exercise of its complete discretion, determines that acceptance of the property will not create an administrative burden. A subaccount of the Rollover Account consisting of the transfer contributions and earnings or losses of the Trust Fund attributable thereto shall be employed if the transfer contribution is subject to additional restrictions for any reason. A transfer contribution resulting from a merger into this Plan of another Qualified Plan or portion thereof which the Committee determines to consist of the Employee's elective and qualified non-elective contributions in the other Qualified Plan as contemplated by Code Section 401(k) shall be credited to the Employee's Deferral Account.

ARTICLE IV

PARTICIPATING COMPANY CONTRIBUTIONS

        4.1    Contribution of Deferrals

        Subject to the limitations set forth in this Article 4 and in Section 5.3, each Participating Company shall pay to the Trustee the Deferrals made for each Plan Year by Participants while they were employed with that Participating Company. The Committee shall establish procedures under which: (1) each Participant shall specify the portion of his Compensation which is to be deferred, and (2) such Deferrals are to be deposited with the Trustee as contributions to the Plan. The Committee has the authority and discretion to limit any Participant's individual Deferrals, if necessary to ensure compliance with this Article 4, the rules and restrictions of Sections 401(k), 404, and 415 of the Code and the regulations promulgated thereunder or, if desirable, for administrative reasons. For the latter purpose, the Committee may, without limitation, limit Deferrals to at least 1% of Compensation, or not more than 50% of Compensation, or impose other nondiscriminatory limitations.

        4.2    Matching Profit Sharing Contribution

        In addition to the contribution described in Section 4.1 and subject to the limitations set forth in this Article 4 and in Section 5.3, each Participating Company may pay to the Trustee, on behalf of each Participant who makes Deferrals during the Plan Year and is employed by the Participating Company on the last day of the Plan Year (within the meaning of Section 5.2(a)(2)(C)), a Matching Profit Sharing Contribution. Matching Profit Sharing Contributions shall equal a uniform percentage of all such Participants' Deferrals during the Plan Year, such percentage to be determined by the company in its complete discretion for such Plan Year, subject to the limitation that the Matching Profit Sharing Contribution made on behalf of a Participant for a Plan Year shall not exceed 5% of such Participant's Compensation for such Plan Year.

        A Matching Profit Sharing Contribution for the Plan Year ended December 31, 2001 shall be made for Participants employed by the Fleet Management Division who were hired by that Division prior to July 1, 2001 and were actively employed by that Division on December 31, 2001. The amount of the contribution will equal the lesser of (a) 50 percent of each such Participant's Deferrals for the Plan Year or (b) 2.5 percent of such Participant's Compensation not in excess of $53,560 (for a maximum Matching Profit Sharing Contribution per Participant of $1,339).

        A Matching Profit Sharing Contribution for the Plan Year ended December 31, 2002 shall be made for Participants employed by the Fleet Management Division who were hired by that Division prior to July 1, 2002 and were actively employed by that Division on December 31, 2002. The amount of the contribution will equal the lesser of (a) 50 percent of each such Participant's Deferrals for the Plan Year or (b) 2.5 percent of such Participant's Compensation for the Plan Year not in excess of $54,900 (for a maximum Matching Profit Sharing Contribution per Participant of $1,372.50).

        4.3    Discretionary Profit Sharing Contribution

        In addition to the contribution described in Sections 4.2, each Participating Company may pay to the Trustee as a Profit Sharing Contribution for a Plan Year such an amount, if any, as may be determined by the Board of Directors of such Participating Company.

        4.4    Discretionary Contributions; Form and Time of Payment

        No Participating Company shall be required to make a Matching Profit Sharing Contribution or a Profit Sharing Contribution for any Plan Year, and each Participating Company's Board of Directors shall have the sole discretion to determine whether any such Contribution shall be made for a Plan Year. Prior to the date of the Merger, Matching Profit Sharing Contributions and Company Contributions may be made in whole or in part in Old Company Stock. A Participating Company's contribution of a Participant's Deferrals to the Plan pursuant to Section 4.1 shall be paid to the Trustee as soon as administratively possible after they are withheld from the Participant's Compensation; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the month in which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. A Participating Company's Contributions pursuant to Section 4 .2 or 4 .3 shall be paid to the Trustee prior to the deadline, as extended, for the filing of the Company's Federal Income Tax Return.

        4.5    Return of Excess Deferrals

        The aggregate Deferrals of any Participant for any calendar year, together with his elective deferrals under any other plan or arrangement to which section 402(g) of the Code applies and that is maintained by an Affiliated Company, shall not exceed $7,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of -living adjustment). To the extent necessary to satisfy this limitation for any year, (1) Deferrals and such other elective deferrals may be prospectively restricted; and (2) after any such prospective restriction, the Excess Deferrals and excess elective deferrals under such other plan or arrangement (with earnings thereon, but reduced by any amounts previously distributed as Excess Contributions for the year) shall be paid to the Participant on or before the April 15 next following the calendar year in which such contributions were made. in the event that the aggregate Deferrals of any Participant for any calendar year, together with any other elective deferrals (within the meaning of section 402(g) (3) of the Code) under all plans, contracts or arrangements of an Affiliated Company, exceed $7,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment), then the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Company in writing on or before the March 1 next following the close of such calendar year. If timely notice is received by the Company, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year. Any Excess Deferrals distributed pursuant to this Section 4.5 shall not be included in Deferrals that attract a Matching Profit Sharing Contribution under Section 4.2.

        Effective for Plan Years beginning on or after January 1, 2002, no Participant shall be permitted to have Deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under any provisions of this Plan that provide for catch-up contributions under Section 414(v) of the Code, if applicable.

        4.6    Average Deferral Percentage Limitation

        The Plan shall satisfy the average deferral percentage test, as provided in section 401(k)(3) of the Code and section 1.401(k)-1 of the regulations issued thereunder. Subject to the special rules described in Section 4.11, the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

          (a)  An Actual Deferral Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant eligible to make Deferrals (without regard to any suspension under Section 8 .1 (c)), which Actual Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(k) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

          (b)  The Actual Deferral Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group's Average Deferral Percentage; and

          (c)  Effective for Plan Years beginning on and after January 1, 1997, the Average Deferral Percentage for Highly Compensated Employees in any Plan Year (the "High Average") when compared with the Average Deferral Percentage for Nonhighly Compensated Employees in the preceding Plan Year (the "Low Average") must meet one of the following requirements:

              (i)  The High Average is no greater than 1.25 times the Low Average; or

            (ii)  The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

          Notwithstanding the foregoing, this Section 4.6(c) will be applied for Plan Year 1998 by determining the Average Deferral Percentage for Nonhighly Compensated Employees for the same Plan Year.

          (d)  If, at the end of a Plan Year, a Participant or class of Participants has Excess Contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

              (i)  Excess Contributions for a Plan Year may be redesignated as after-tax contributions and accounted for separately within the 2 1/2 month period following the close of the Plan Year to which the Excess Contributions relate. Excess Contributions, however, may not be redesignated as after-tax employee contributions with respect to a Highly Compensated Employee to any extent that such redesignated after-tax employee contributions would exceed the limits of Section 4.13 when combined with the Voluntary Contributions of that Employee for the Plan Year. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Company against Compensation yet to be paid to the Participant during that taxable year.

            (ii)  Excess Contributions, and any earnings attributable thereto through the last day of the Plan Year for which the excess occurred, (but not including earnings for the "gap period" between the end of such Plan Year and the date of distribution), may be distributed to the Participant (as set forth in subsection (e)) within the 2 1/2 month period following the close of the Plan Year to which the Excess Contributions relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

            (iii)  The Committee may authorize a suspension or reduction of Deferrals made pursuant to Section 4.1 in accordance with rules promulgated by the Committee. These rules may include provisions authorizing the suspension or reduction of Deferrals above a specified dollar amount or percentage of Compensation.

            (iv)  The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all non-Highly Compensated Employees (as determined by the Company) who have met the requirements of Section 2.1 or 2.3, as applicable. Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions that are applicable to Deferrals. Such contributions shall be considered "Qualified Non-Elective Contributions" under applicable Treasury Regulations.

        4.7    Allocation of Excess Contributions to Highly Compensated Employees.

        Excess Contributions for Plan Years beginning on or after January 1, 1997 shall be determined by the Committee in accordance with this Section 4.7. The Committee shall calculate a tentative reduction amount to the Deferrals of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 4.6(c) above, or to cause the Actual Deferral Percentage of such Highly Compensated Employee(s) to equal the Actual Deferral Percentage of the Highly Compensated Employee(s) with the next-highest Actual Deferral Percentage, and the process shall be repeated until the limits in Section 4.6(c) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute "Refundable Contributions." The entire aggregate amount of the Refundable Contributions shall be refunded to Highly Compensated Employees (as set forth in Section 4.6(d)(ii)), or recharacterized as after-tax contributions (as set forth in Section 4.6(d)(i)). The amount to be refunded to each Highly Compensated Employee (or recharacterized) (which shall constitute his Excess Contributions) shall be determined as follows: (i) the Deferrals of the Highly Compensated Employee(s) with the highest dollar amount of Deferrals shall be refunded (or recharacterized) to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Deferrals of such Highly Compensated Employee(s) to equal the dollar amount of Deferrals of the Highly Compensated Employee(s) with the next-highest Deferrals, and (ii) the process in the foregoing clause shall be repeated until the total amount of Deferrals refunded (or recharacterized) equals the total amount of Refundable Contributions. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's Excess Contributions and earnings attributable to the Deferrals.

        4.8    Distribution of Excess Contributions

        Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.7, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than March is next following the close of such Plan Year (in order to avoid a 10% excise tax under Section 4979 of the Code), if possible, and in any event not later than December 31 next following the close of such Plan Year. The distributed Excess Contributions shall be reduced by any Excess Deferrals previously distributed pursuant to Section 4.5 to such Highly Compensated Employee for the Plan Year of the Excess Contributions. Any Deferrals distributed pursuant to this Section 4.8 shall not be included in the Deferrals that attract a Matching Profit Sharing Contribution under Section 4.2 of the Plan.

        4.9    Qualified Matching Profit Sharing Contributions

        The Company, in its sole discretion, may include all or a portion of the Matching Profit Sharing Contribution for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 4.6 for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(k)-1(b)(5) are satisfied.

        4.10    Corrective Qualified Non-Elective Contributions

        In order to satisfy (or partially satisfy) the Average Deferral Percentage limitation described in Section 4.6, the Average Contribution Percentage limitation described in Section 4.13 or the multiple-use limitation described in Section 4.20 (or more than one of such limitations) the Company, in its sole discretion, may make a Qualified Non-Elective Contribution to the Plan. Any such Qualified Non-Elective Contribution contributed anew to the Plan shall be allocated, in a manner determined by the Company, to the Deferral Accounts of such Non-highly Compensated Employees as the Company selects. Such Qualified Non-Elective Contributions shall be paid to the Trustee no later than 12 months after the end of the Plan Year that is taken into account in determining the applicable percentage for Non-highly Compensated Employees under Section 4.6(c) or Section 4.13(c), whichever is applicable, and shall be allocated to the Accounts of Non-highly Compensated Employees as of the last day of such Plan Year. Qualified Non-Elective Contributions contributed anew to the Plan shall be 100% vested and nonforfeitable. Qualified Non-Elective Contributions shall be subject to the same distribution restrictions as Participant Deferrals. As an alternative to making a new Qualified Non-Elective Contribution to the Plan, the Company may redesignate a vested Profit-Sharing Contribution as a Qualified Non-Elective Contribution under the Plan; provided that the redesignated Profit-Sharing Contribution shall remain credited to the Account of the Participant whose Profit-

Sharing Contribution is being redesignated. The Company, in its sole discretion, may include all or a portion of the Qualified Non-Elective Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 4.6 for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(k)1(b)(5) are satisfied.

        4.11    Special Rules

        The following special rules shall apply for purposes of this Article 4:

          (a)  For purposes of applying the limitation described in Section 4.5, Deferrals taken into account for the calendar year for any Participant shall not include any Excess Contributions previously distributed to such Participant for the Plan Year ending within such calendar year;

          (b)  For purposes of applying the limitation described in Section 4.6, the Aggregate 401(k) Contributions taken into account for the Plan Year for any Participant shall include the Excess Deferrals distributed to such Participant, less the Excess Deferrals that are distributed to such Participant under the second sentence of Section 4.5 if such Participant is a Nonhighly Compensated Employee;

          (c)  For purposes of applying the limitation described in Section 4.6, the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to make Deferrals and to make elective deferrals (within the meaning of section 402(g)(3) of the Code) under any other plans, contracts or arrangements of an Affiliated Company shall be determined as if all such Deferrals elective deferrals were made under a single arrangement;

          (d)  The amount of Excess Contributions to be distributed to a Participant pursuant to Section 4.8 shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the Plan Year; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) prohibits aggregation;

          (e)  In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a)(4), 401(k) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provision of Code section 410(b)(2)(A)(ii)); and

          (f)    Income (and loss) allocable to Excess Contributions for the Plan Year and, if the Company elects to return this amount, income (and loss) for the period between the end of the Plan Year and the date of distribution of such Excess Contributions shall be determined pursuant to Treasury Regulation section 1.401(k)-1(f)(4) or the successor thereto.

        4.12    Recordkeeping

        The Company shall maintain records to demonstrate compliance with the nondiscrimination requirements of section 401(k) of the Code, including the extent to which Qualified Non-Elective Contributions and Qualified Matching Profit Sharing Contributions are taken into account.

        4.13    Average Contribution Percentage Limitation

        The Plan shall satisfy the average contribution percentage test, as provided in section 401(m)(2) of the Code and section 1.401(m)-l of the regulations issued thereunder. Subject to the special rules described in Section 4.18, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

          (a)  An Actual Contribution Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant eligible to make Deferrals (without regard to any suspension under Section 8.1(c)(2)), which Actual Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(m) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

          (b)  The Actual Contribution Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group's Average Contribution Percentage; and

          (c)  Effective for Plan Years beginning on and after January 1, 1997, the Average Contribution Percentage for Highly Compensated Employees in any Plan Year (the "High Average") when compared with the Average Contribution Percentage for Nonhighly Compensated Employees in the preceding Plan Year (the "Low Average") must meet one of the following requirements:

              (i)  The High Average is no greater than 1.25 times the Low Average; or

            (ii)  The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

        Notwithstanding the foregoing, this Section 4.13(c) will be applied for Plan Year 1998 by determining the Average Contribution Percentage for Nonhighly Compensated Employees for the same Plan Year. Notwithstanding Section 4.13(a), no Actual Contribution Percentage shall be determined for an individual who did not receive any Matching Profit Sharing Contribution for the Plan Year because the Plan requires that the individual perform a certain amount of service or be employed on the last day of the Plan Year and such individual failed to meet such requirement. Such an individual shall be disregarded in performing the test under this section.

        4.14    Allocation of Excess Aggregate Contributions to Highly Compensated Employees

        Excess Aggregate Contributions for Plan Years beginning on or after January 1, 1997 shall be determined by the Committee in accordance with this Section 4.14. The Committee shall calculate a tentative reduction amount to the Matching Profit Sharing Contributions and/or Voluntary Contributions made with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 4.13(c) above, or to cause the Actual Contribution Percentage of such Highly Compensated Employee(s) to equal the Actual Contribution Percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage, and the process shall be repeated until the limits in Section 4.13 (c) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute "Refundable Company Contributions". The entire aggregate amount of the Refundable Company Contributions shall be refunded to Highly Compensated Employees. The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess Matching Profit Sharing Contributions and/or Voluntary Contributions) shall be determined as follows: (i) the Matching Profit Sharing Contributions and/or Voluntary Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of Matching Profit Sharing Contributions and/or Voluntary Contributions shall be refunded to the extent that there are Refundable Company Contributions or to the extent necessary to cause the dollar amount of Matching Profit Sharing Contributions and/or Voluntary Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Matching Profit Sharing Contributions and/or Voluntary Contributions made with respect to the Highly Compensated Employee(s) with the next-highest Matching Profit Sharing Contributions and/or Voluntary Contributions, and (ii) the process in the foregoing clause shall be repeated until the total amount of Matching Profit Sharing Contributions and/or Voluntary Contributions refunded equals the total amount of Refundable Company Contributions. The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or to his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess contributions and earnings attributable to the contributions. The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the amount of Excess Contributions that are treated as after-tax employee contributions due to recharacterization.

        4.15    Distribution or Forfeiture of Excess Aggregate Contributions

        Vested Excess Aggregate Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.14, together with any income or loss allocable to such Excess Aggregate Contributions, shall be distributed to such Highly Compensated Employees not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than the December 31 next following the close of such Plan Year. Nonvested Excess Aggregate Contributions shall be forfeited.

        4.16    Use of Deferrals

        The Company, in its sole discretion, may include all or a portion of the Deferrals for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 4.13 for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(m)-l(b)(5) are satisfied.

        4.17    Corrective Qualified Non-Elective Contributions

        The Company, in its sole discretion, may include all or a portion of the Qualified Non-Elective contributions authorized under Section 4.10 for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 4.13 for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(m)-l(b)(5) are satisfied. Such Qualified Non-Elective Contributions shall be paid to the Trustee no later than 12 months after the end of the Plan Year which is taken into account in determining the applicable percentage for Non-highly Compensated Employees under Section 4.13(c) and shall be allocated to the Accounts of Non-highly Compensated Employees as of the last day of such Plan Year.

        4.18    Special Rules

        The following special rules shall apply for purposes of this Article 4:

          (a)  For purposes of applying the limitation described in Section 4.13, the Actual Contribution Percentage of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of an Affiliated Company shall be determined as if Matching Profit Sharing Contributions allocated to such Highly Compensated Employee's Accounts and all such employee contributions and matching contributions were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement "to the extent that Treasury Regulation section 1.401(m)-1(b)(3)(ii) prohibits aggregation;

          (b)  In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a) (4), 401(m) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code section 410(b)(2)(A)(ii)); and

          (c)  Income (and loss) allocable to Excess Aggregate Contributions for the Plan Year and, if the Company elects to return this amount, income (and loss) for the period between the end of the Plan Year and the date of distribution of such Excess Aggregated Contributions shall be determined pursuant to Proposed Treasury Regulation section 1.401(m)-1(e) (3) or the successor thereto.

        4.19    Applicability of the Multiple-Use Limitation

        The limitation described in Section 4.20 shall apply only if, for a Plan Year, after the other limitations of this Article are applied as follows:

          (a)  The Average Deferral Percentage of Highly Compensated Employees (1) exceeds 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees, but (2) does not exceed the lesser of (A) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (B) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points; and

          (b)  The Average Contribution Percentage of Highly Compensated Employees (1) exceeds 125 percent of the Average Contribution Percentage of Nonhighly Compensated Employees, but (2) does not exceed the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

        4.20    Multiple-Use Limitation

        The sum of the Average Deferral Percentage and Average Compensation Percentage of Highly Compensated Employees shall not exceed the greater of (a) or (b) below.

          (a)  This limit equals the sum of:

              (i)  1.25 times the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees; and

            (ii)  The lesser of (A) 200 percent of the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees, or (B) the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

          (b)  This limit equals the sum of:

              (i)  1.25 times the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees; and

            (ii)  The lesser of (A) 200 percent of the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees, or (B) the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

        The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 4.20 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

        4.21    Correction of Multiple-Use Limitation

        To the extent necessary, the limitation of section 4.20 shall be satisfied by one or more of the following methods: (a) the allocation of corrective "Qualified Non-Elective Contributions in the manner set forth in Sections 4.10 and 4.17, or (b) the distribution or forfeiture of Aggregate 401(m) Contributions (and income or loss allocable thereto) to Highly Compensated Employees in the manner set forth in Sections 4.14 and 4.15, followed by the distribution of Aggregate 401(k) Contributions (and income or loss allocable thereto) to Highly Compensated Employees in the manner set forth in Sections 4.7 and 4.8.

ARTICLE V

ACCOUNTING FOR PARTICIPANT'S INTERESTS

        5.1    Establishment of Accounts

        The Committee shall establish for each Participant each of the applicable Accounts set forth in Section 1.1. In addition, the committee may establish one or more subaccounts of a Participant's Account, if the Committee determines that such subaccounts are necessary or appropriate in administering the Plan.

        5.2    Allocation of Contributions and Forfeitures

          (a)  Allocation of Profit Sharing Contributions and Forfeitures of Profit Sharing Contributions

              (i)  Method of Allocation

            Subject to the provisions of Sections 5.3, 9.2 and 9.3, each Profit Sharing Contribution made by a Participating company with respect to a Plan Year, and all forfeitures arising during that Plan Year from Company Contribution Accounts, shall be allocated to Eligible Participants' Company Contribution Accounts in the ratio that the Compensation for the Plan Year of each Participant who is an Eligible Participant bears to the total Compensation for the Plan Year of all Participants who are Eligible Participants.

            (ii)  Eligible Participants

            For purposes of paragraph (i), the following Participants are Eligible Participants for a Plan Year:

              (1)  Each Participant (other than a Participant subject to Section 2.2) who is employed by a Participating Company on the last day of the Plan Year and who completed at least 1,000 Hours of Service during the Plan Year; and

              (2)  Each Participant employed by the Company or an Affiliated Company on the last day of the Plan Year who became subject to Section 2.2 during the Plan Year and completed at least 1,000 Hours of Service with a Participating Company during the Plan Year before becoming subject to Section 2.2.

              (3)  A Participant shall be considered employed on the last day of a Plan Year if the Participant completes at least one Hour of Service during the Plan Year, on or after December 20 of the Plan Year, with the applicable Participating Company or Affiliated Company.

          (b)  Allocation of Deferrals, Qualified Non-Elective Contributions, Matching Profit Sharing Contributions and Forfeitures of Matching Profit Sharing Contributions

          Each Participant's Deferrals, and the Participating Company's Matching Profit Sharing Contributions made with respect to such Deferrals in accordance with Section 4.2, shall be allocated to such Participant's respective Deferral Account and Matching Profit Sharing Contribution Account. A Participant, s Qualified Non-Elective Contributions allocated under Section 4.10 shall be allocated to the Participant's Deferral Account. Forfeitures arising during a Plan Year from Matching Profit Sharing Contribution Accounts shall be considered Matching Profit Sharing Contributions allocated as described in Section 4.2.

          (c)  Allocation of Voluntary Contributions

          Voluntary Contributions of a Participant referred to in Section 3.1 shall be allocated to the Participant's Voluntary Contribution Account.

          (d)  Allocation of Rollover Contributions

          Each rollover or transfer contribution made by a Participant pursuant to Section 3.3 shall be Allocated to the Participant's Rollover Account.

          (e)  Allocation of Old Company Stock Contributions

          With respect to periods prior to the Merger, the Committee in its complete discretion may devise nondiscriminatory procedures for allocation of Old Company Stock contributed such that allocations to Accounts are in whole shares of Old Company Stock.

        5.3    Code Section 415 Limitation

          (a)  Notwithstanding any provision of the Plan to the contrary, but subject to subsection (d), if the Annual Addition (as hereinafter defined) of a Participant for any Limitation Year exceeds the lesser of the Defined Contribution Dollar Limitation or 25% of the Section 415 Compensation of such Participant for the Limitation Year (the "Maximum Annual Addition"), the excess Annual Addition attributable to this Plan shall not be allocated to the Participant's Accounts for the Plan Year, but shall be subject to the provisions of subsection (c). Each Participant entitled to share in the allocations under Section 5.2 for a Limitation Year shall be subject to this Section for such Limitation Year. The limitations contained in this Section shall apply on an aggregate basis to all Defined Contribution Plans and all Defined Benefit Plans (whether or not any of such plans have terminated) established by the Company and all Affiliated Companies.

          Effective for limitation years beginning after December 31, 2001 and except to the extent permitted by any provision of the Plan that provides for catch-up contributions under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any limitation year shall not exceed the lesser of:

            (1)  $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

            (b)  100 percent of the Participant's Section 415 Compensation for the limitation year.

          The Section 415 Compensation referred to in paragraph (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

          (b)  Annual Addition

          The Annual Addition of each Participant for a Limitation Year shall equal the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Company or any Affiliated Company:

            (1)  The amount of Company and Affiliated Company contributions with respect to the Limitation Year allocated to the Participant's account;

            (2)  The amount of any forfeitures for the Limitation Year allocated to the Participant's account;

            (3)  The amount, if any, carried forward pursuant to subsection (c) or a similar provision in another Qualified Plan and allocated to the Participant's account;

            (4)  The amount of a Participant's voluntary nondeductible contributions for the Limitation Year;

            (5)  The amount allocated to an individual medical account (as defined in Section 415(l) (2) of the Code) which is part of a Defined Benefit Plan; and

            (6)  The amount derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a Welfare Benefit Fund.

          A Participant's Annual Addition for a Limitation Year shall not include any amounts allocated to his Rollover Account for the Limitation Year or any amounts repaid to the Plan as principal or interest on a loan pursuant to Section 11.3. A corrective allocation pursuant to Section 10.14 shall be considered an Annual Addition for the Limitation Year to which it relates.

          (c)  Excess Allocations

              (i)  If the Participant is not covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by the Company or any Affiliated Company during the Limitation Year and the amount otherwise allocable to the Participant's Accounts exceeds the Maximum Annual Addition prescribed in subsection (a), the Participant's Voluntary Contributions for the Limitation Year, together with the earnings attributable thereto, will be refunded to the extent necessary to reduce the Participant's Annual Addition for the Limitation Year to the Maximum Annual Addition. If the excess amounts cannot be eliminated by the foregoing procedure, the Participating Company contributions under Sections 4.2 and 4.3 and forfeitures which cause the Participant's Annual Addition to exceed the maximum Annual Addition shall be successively allocated in the manner described in Section 5.2 among the Accounts of Eligible Participants whose Annual Additions do not exceed the maximum allowable amount. If, after such allocations have been made, there remain Participating Company contributions or forfeitures which cannot be allocated without causing the Annual Addition of a Participant to exceed the Maximum Annual Addition, the forfeitures which cause the Annual Addition to exceed the Maximum Annual Addition and the Participating Company contributions which result from a reasonable error in estimating the Participant's Section 415 Compensation or from any other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable under Section 1.415-6(b) (6) of the Treasury Regulations, and which cause the Participant's Annual Addition to exceed the Maximum Annual Addition shall be held in a suspense account in the Trust Fund to be carried forward and allocated in subsequent Limitation Years as provided in Section 5.2. Such suspense account shall not participate in the allocation of the net income or net loss of the Trust Fund under Section 5.4.

            (ii)  This paragraph applies if, in addition to this Plan, the Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by the Company or any Affiliated Company during the Limitation Year.

              (1)  The Annual Addition which may be credited to a Participant's Company Contribution Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Participant's accounts under the other Defined Contribution Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Addition with respect to the Participant under the other Defined Contribution Plans and Welfare Benefit Funds maintained by the Company or any Affiliated Company is less than the Maximum Annual Addition and the Participating Company contribution that would otherwise be contributed or allocated to the Participant's Company Contribution Account under this Plan would cause the Annual

      Addition for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated will be reduced so that the Annual Addition under all such Defined Contribution Plans and Welfare Benefit Funds for the Limitation Year will equal the Maximum Annual Addition. If the aggregate Annual Addition with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds is equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant's Company Contribution Account under this Plan for the Limitation Year. An excess Annual Addition will be reduced in the manner described in subparagraph (B).

              (2)  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year. if a Participant's Annual Addition under this Plan and such other Defined Contribution Plans and Welfare Benefit Funds would result in the Annual Addition exceeding the Maximum Annual Addition for the Limitation Year, the excess amount will be deemed to consist of the Annual Addition last allocated. In making this determination, the Annual Addition attributable to a Welfare Benefit Fund shall be deemed to have been allocated first regardless of the actual date of allocation. If an excess amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

            (iii)  The total excess amount allocated as of such date, multiplied by the ratio of the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to the total Annual Addition allocated to the Participant for the Limitation Year as of such date under this and all the other Defined Contribution Plans. Any excess amount attributed to this Plan will be disposed of in the manner described in paragraph (1).

          (d)  Aggregate Benefit Limitation

          This Section 5.3(d) applies only to Plan Years beginning before January 1, 2000. If the Company or an Affiliated Company maintains, or at any time maintained, one or more Defined Benefit Plans covering any Participant in this Plan, the sum of the Defined Benefit Fraction (defined in paragraph (1)) and the Defined Contribution Fraction (defined in paragraph (2)) for any Limitation Year shall equal no more than one (1.0). The rate of accrual under the Defined Benefit Plans will be reduced first, if necessary to meet this limitation.

              (i)  "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the Projected. Annual Benefit (as defined in paragraph M) of the Participant under all Defined Benefit Plans maintained by the Company or any Affiliated Company determined as of the "close of the Limitation Year pursuant to Treasury Regulations under Section 415 of the Code, and the denominator of which is the lesser of: (A) 140% of the Participant's average Section 415 Compensation for the three consecutive Years of Service that produce the highest average Section 415 compensation, or (B) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year.

            (ii)  "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant's accounts for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which' the Participant was an Employee (regardless of whether a Defined Contribution Plan was in existence for such Limitation Year): (A) the Defined Contribution Dollar Limitation effective for the Limitation Year, multiplied by 125%, or (B) 35% of the "Participant's Section 415 Compensation for such Limitation Year.

            (iii)  For purposes of this subsection, the term "Projected Annual Benefit" means the annual benefit (as defined in Section 415(b) (2) of the Code) to which a Participant would be entitled under the terms of a Defined Benefit Plan maintained by the Company or an Affiliated Company, assuming:

              (1)  The Participant will continue employment until his normal retirement age under the Defined Benefit Plan (or current age, if later); and

              (A)  The Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Defined Benefit Plan will remain constant for all future Limitation Years.

              (2)  For purposes of this subsection, a Participant's voluntary nondeductible contributions to a Defined Benefit Plan shall be treated as being part of a separate Defined Contribution Plan.

          (e)  Aggregation of Plans

        For purposes of this Section, all Defined Benefit Plans ever maintained by the Company or an Affiliated Company shall be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by the Company or an Affiliated Company shall be treated as one Defined Contribution Plan.

        5.4    Accounting for Trust Fund Income or Losses

        The Committee, through its accounting records, shall clearly segregate each Account hereunder and each subaccount thereof established pursuant to Section 5.1, and shall maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each such Account or subaccount. For purposes of this Section, income or loss of the Trust Fund shall include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund as such values are determined by the Trustee pursuant to Section 5.5.

        Except as provided in Section 5.7, the share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account of each Participant shall be the allocable portion of the net income or net loss of the Trust Fund attributable to each such Account determined by the Committee as of each Valuation Date in a uniform and nondiscriminatory manner based upon the ratio that the balance of each such Account as of the previous Valuation Date bears to all such Account balances after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate.

        The share of net income or net loss to be credited to, or deducted from, any subaccount established for a Participant shall be-an allocable portion of the net income or net loss credited to or deducted from the Account under which such subaccount is established.

        5.5    Valuation of Trust Fund

        Except as provided in Section 5.7, the fair market value of the total net assets comprising the Trust Fund shall be determined by the Trustee as of each Valuation Date. The Participating Companies, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets comprising the Trust Fund.

        5.6    Annual Statement of Accounts

        The Committee shall furnish each Participant or his Beneficiary, at least annually, a statement (referred to as the "Annual Statement") showing: (a) the value of his Accounts at the end of the Plan Year, (b) the allocations to and distributions from his Accounts during the Plan Year, and (c) his vested and nonforfeitable interest in his Accounts at the end of the Plan Year, provided, however, that no

Annual Statement shall be provided to a Participant or his Beneficiary after such Participant's entire vested and nonforfeitable interest in his Accounts has been distributed to the Participant or his Beneficiary. In addition, the Annual Statement shall include other information required to be furnished to each Participant or his Beneficiary under applicable disclosure or reporting laws.

        5.7    Directed Accounts and Investment Options

        Until otherwise provided by written resolution of the Committee, each Participant shall be permitted to direct the investment of all of his respective Accounts or subaccounts thereof as among investment vehicles created within the Trust Fund by the Committee. Such Accounts or subaccounts shall constitute Directed Accounts, and shall be subject to Participant investment direction under such procedures established by the Committee which are nondiscriminatory and acceptable to the Trustee. Such Accounts and subaccounts will be credited with only the income or losses directly attributable to their respective assets, including income and losses from the investment vehicles established by the Committee, and selected by the Participant for investment of Directed Accounts, in which case income or losses of such subfunds shall be allocated ratably to Directed Accounts invested therein, except as otherwise provided herein. Neither the Company, the Committee, nor the Trustee warrant, guarantee, or represent that the value of a Participant's Accounts at any time will equal or exceed the amount previously allocated or contributed thereto.

        5.8    Investment Funds

        The assets of this Plan shall be invested in such categories of assets as shall be determined by the Committee and announced and made available on an equal basis to all Participants. Investment vehicles shall be designated only by the Committee. When the Trustee receives funds to be invested, such funds may be held as uninvested cash pending investment in one or more of the investment vehicles designated by the Committee.

        5.9    Old Company Stock Fund

          (a)  Until the date of the Merger, one of the investment funds established thereunder shall be the Old Company Stock Fund, which shall be invested in Old Company Stock. In connection with the Merger, the Old Company Stock Fund will be liquidated and eliminated as an investment alternative. Participants will be permitted to direct the investment of the cash proceeds received from such liquidation among the other investment vehicles created within the Trust Fund. The following provisions of this Section 5.9 and Section 5.11 will not be effective after the date of the Merger. Investment in, and withdrawals from, the Old Company Stock Fund shall be limited in accordance with this Section 5.9 and nondiscriminatory procedures adopted by the Committee, in the Committee's complete discretion, under Section 10.8(e). Subject to the Committee's authority to eliminate, limit or modify the Old Company Stock Fund, for purposes of ERISA Section 407(d)(3)(B), up to 100% of the assets of the Trust Fund may be invested in Old Company Stock through the Old Company Stock Fund.

          (b)  Subject to complying with Section 5.9(g) below, each Participant may voluntarily elect to have all or a portion of his Account used to purchase units of the Old Company Stock Fund (each such unit representing a share of Old Company Stock on a one-for-one basis), but not to exceed such limit as may be set yearly by the Committee, or to direct the sale of units of the Old Company Stock Fund and invest the proceeds of such sale in any one or more of the other investment funds.

          (c)  A Participant entitled to a distribution in accordance with Article 8 shall elect within such time as designated by the Committee to either: (1) have the Trustee convert all units of the Old Company Stock Fund held for his account into, and receive, such Old Company Stock in-kind, or (2) have the Trustee sell units of the Old Company Stock Fund allocated to his Account and receive such distribution in cash.

          (d)  In order to implement Participants' directions under Section 5.9(b) and pursuant to such administrative procedures as the Committee may establish, all purchases and sales of Old Company Stock shall be at the market price of the Old Company Stock at the time of such purchase or sale.

          (e)  All earnings received or earned on the Old Company Stock Fund prior to an election period designated by the Committee shall be invested in an investment vehicle designated by the Committee until the next election period whereupon a Participant may direct the investment of such earnings.

          (f)    Except for the in-kind distribution right provided in Section 5.9(c) above, no Participant shall have any ownership in any shares of Old Company Stock held by the Trust Fund.

          (g)  Notwithstanding any other provision herein, from November 25, 1996 through May 25, 1997, no sales or purchases of Old Company Stock shall be made by the Plan, no participant may elect to have any portion of his Account used to purchase units of the Old Company Stock Fund. During this period, however, the Trustee may make distributions of Old Company Stock in-kind in accordance with the provisions hereof governing distributions.

        5.10    Investment Direction for all Funds

        Each Participant shall instruct the Trustee at the time and on the form prescribed by the Committee as to the investment of all future contributions allocated to his Accounts which are available to be invested in investment vehicles. The initial investments made at the direction of the Participant shall continue until changed by the Participant in a subsequent election period.

        5.11    Voting Rights

        The voting rights to stock held in the Old Company Stock Fund shall be exercised by the Trustee in accordance with the direction of the Participants holding units in the Old Company Stock Fund with respect to the Old Company Stock underlying such units on the basis of one vote for each whole unit so held. With respect to the election of directors and the appointment of the Company's independent accountants, the Committee, subject to its duties under ERISA, shall direct the Trustee to vote the shares of Old Company Stock for which the Trustee does not receive a Participant's direction in the same proportion as the shares of Old Company Stock for which the Trustee did receive Participants' directions. With respect to other matters for which stockholder approval is solicited, the Executive Committee of the Board shall, in its sole discretion, direct the Trustee with respect to the voting of shares of Old Company Stock for which the Trustee does not receive a Participant's direction. This solicitation of the direction of the Participants shall be at the time and in such manner as shall be in accordance with procedures set by the Company from time to time providing adequate time to the extent possible to receive a reply from all such Participants holding an interest in such Funds.

        5.12    ERISA 404(c) Requirements

        The Plan is intended to comply with ERISA Section 404(c). Accordingly, the Plan is intended to satisfy, among other requirements, subsections (a), (b) and (c) below. Notwithstanding the foregoing, ERISA Section 404(c)(1)(B) will not apply to a Participant's election to acquire or dispose of interests in the New Company Stock Fund before New Company Stock is publicly traded on a national exchange or other generally recognized market and is traded with sufficient frequency and in sufficient volume to assure that Participant directions to buy or sell interests in the New Company Stock Fund may be acted upon promptly and efficiently.

          (a)  Choice of Broad Range of Investment Alternatives

          The Participant or Beneficiary must be able to choose from at least three investment alternatives. The alternatives must constitute a broad range of alternatives ("core alternatives")

  which: (1) are diversified, (2) demonstrate materially different risk and return characteristics, (3) in the aggregate, enable a Participant to achieve a portfolio with risk and return characteristics at any point within the range normally appropriate by choosing among the core alternatives, and (4) tend to minimize, through diversification and in combination with the other alternatives, the overall risk to the Participant's portfolio.

          (b)  Frequency of Investment Instructions

          The Participant or Beneficiary must be able to give investment instructions to a person designated by the Company as an agent for this purpose. The person is obligated to comply with the instructions of the Participant or Beneficiary, except as permitted by law. The Participant or Beneficiary must be able to give investment instructions for each investment alternative as frequently as is appropriate given the volatility of the investment, but no less frequently than once within every three-month period.

          (c)  Provision of Sufficient Information to Participant or Beneficiary

          The Participant or Beneficiary shall be provided information sufficient to make informed decisions regarding the investment alternatives under the Plan. Such information shall: (1) explain that the Plan is intended to be in compliance with ERISA section 404(c) and that Plan fiduciaries may be relieved of liability for losses that arise from the Participant's investment choices; (2) describe all investment alternatives, including a general description of the investment objectives of each alternative and the level of diversification in each alternative; (3) explain that Participants may review any prospectuses or similar materials made available to the Plan for each alternative; (4) identify any designated investment manager; (5) explain the circumstances under which a Participant may give investment instructions along with any limitations on those instructions; (6) describe any transaction fees, charges or expenses to a Participant's Accounts in connection with the purchase or sale of any investment alternative; (7) provide the name, address and telephone number of the Plan fiduciary responsible for providing information on request with a description of such information available upon request; (8) explain the established procedures designed to provide for the confidentiality of information concerning the purchase, holding or sale of Company common stock (if any); (9) provide a copy of the most recent prospectus in the case of an initial purchase in an alternative subject to the Securities Act of 1933; and (10) provide any materials provided to the Plan which relate to the exercise of voting, tender or similar rights passed through to Participants. Information which must be provided on request in accordance with Department of Labor Regulation 2550.404c-1(b)(2) includes certain information relating to financial reports of investment alternatives, operating expenses of the alternative portfolio assets of the alternatives, overall investment performance of the alternatives, and information relating to the shares of an investment in the requesting Participants' Accounts. Additional information may be available upon request.

        5.13    Allocation of 2000 Restoration Payments

        The Company's contributions, and earnings thereof, during Plan Year 2000 (the "2000 Restoration Amount') to reimburse Participant loan fees to certain Participants shall be allocated to Participants' Deferral Accounts, as deemed earnings for Plan Year 2000 as of December 31, 2000, which allocation shall not be deemed part of the Annual Addition for Plan Year 2000, in the manner set forth in this Section 5.13. The Committee shall determine in good faith the number of Participant loans originated under the Plan from January 1, 1993 through July 31, 1998, and the Participant to whom each loan was made. The 2000 Restoration Amount shall be divided by the number of such loans, and the result shall be allocated to the Deferral Account of each Participant associated with each such loan.

ARTICLE VI

VESTING

        6.1    Company Contribution Accounts

          (a)  Years of Service

          Subject to subsection (b), the interest of each Participant in his Company Contribution Account and Matching Profit Sharing Contribution Account shall become 100% vested and nonforfeitable upon the Participant's completion of five years of Service, provided that a Participant who commenced employment with the Coldwell Banker Commercial Group, Inc. prior to 1989 and who has four years of Service shall be 100% vested in such Accounts.

          (b)  Certain Events

          A Participant's interest in his Company Contribution Account and Matching Profit Sharing Contribution Account shall become 100% vested and nonforfeitable without regard to his Years of Service (1) if he is an Employee on or after his Normal Retirement Age, (2) on the death of the Participant while an Employee or (3) by reason of the Participant's Disability. All amounts credited to Company Contribution Accounts and Matching Profit Sharing Contribution Accounts as of the date of the Merger will become 100% vested and nonforfeitable without regard to Years of Service as of the date of the Merger.

          (c)  References to the Company Contribution Account in Sections 6.2 and 6.6 shall include the Matching Profit Sharing Contribution Account.

          (d)  Effective January 1, 2002, the Company Contribution Account and Matching Profit Sharing Contribution Account of a Participant who completes at least one Hour of Service with a Participating Company on or after January 1, 2002, shall be 100% vested at all times.

        6.2    Aggregation of Years of Service for Vesting

          (a)  Vested Participants

          If a Participant who has a nonforfeitable right to all or a portion of his Company Contribution Account has a Severance and again becomes an Employee, the Participant's Years of service prior to hint Severance shall be included in determining his vested and nonforfeitable interest in his Company Contribution Account after he again becomes an Employee.

          (b)  Nonvested Employees and Participants

              (i)  If an Employee or a Participant who does not have any nonforfeitable right to his Company Contribution Account balance has a Severance and again becomes an Employee before incurring the number of consecutive one Year Breaks in Service specified in paragraph (ii), his Years of Service prior to his Severance shall be included in determining his vested and nonforfeitable interest after he again becomes an Employee.

            (ii)  If an Employee or a Participant who does not have any nonforfeitable right to his Company Contribution Account balance has a Severance and again becomes an Employee after incurring a number of consecutive One Year Breaks in Service equal to the greater of five or the number of his Years of Service at his severance, his Years of Service completed prior to his One Year Breaks in Service shall be disregarded for purposes of determining his vested and nonforfeitable interest in his Company Contribution Account. The aggregate number of Years of Service before such One Year Breaks in Service shall not include any Years of Service disregarded under this Section by reason of a prior period of One Year Breaks in Service.

        6.3    Other Accounts

        The interest of each Participant in his Accounts, other than the Accounts referenced in Section 6.1, if one or more such Accounts have been established for the Participant pursuant to Section 5.1, shall at all times be 100% vested and nonforfeitable.

        6.4    Forfeiture of Nonvested Amounts

          (a)  Forfeiture

              (i)  Subject to paragraph (ii) below, any nonvested amounts in the Company Contribution Account of a Participant who receives a distribution pursuant to Section 8.1(a) shall be forfeited on the earlier of (1) the date of the Participant's final distribution, or (2) the date the Participant incurs five consecutive One Year Breaks in Service.

            (ii)  If the Participant has consented to a distribution of less than the entire vested balance in his Company Contribution Account, the part of the nonvested portion of such Account that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution from such Account and the denominator of which is the total vested portion of such Account.

            (iii)  For purposes of this subsection, if the nonforfeitable interest in the Participant's Company Contribution Account is zero, the Participant shall be deemed to have received a distribution of his entire vested Account balance as of the date the Participant terminates employment.

          (b)  Buy-Back Option

          The following rules apply with respect to a Participant who receives a distribution on account of Severance:

              (i)  If an Employee receives or is deemed to receive a distribution and resumes participation under Section 2.3, the Employee's Company Contribution Account will be restored to the balance on the date of the distribution if the Employee repays to the Plan the full amount of the distribution from such Account within five years of his reemployment with the Participating Company and before the Employee incurs after such distribution five consecutive One Year Breaks in Service.

            (ii)  Restoration of the Employee's Company Contribution Account balance under paragraph (i) shall be made first out of forfeitures otherwise available for allocation and then Participating Company contributions. Assets representing the restoration must be provided to the Plan by the end of the Plan Year following the Plan Year in which repayment occurs.

            (iii)  The repayment by the employee and restoration of his Company Contribution Account balance shall not be treated as part of the annual Addition under Section 5.3(b).

            (iv)  If a Participant is deemed to receive a distribution pursuant to subsection 6.4(a)(iii), and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One Year Breaks in Service, upon the reemployment of such Participant, the Participant's Company Contribution Account will be restored to the amount on the date of such deemed distributions.

          (c)  Distribution When Partially Vested

          If a distribution is made at the time when a Participant has a nonforfeitable right to less than 100 percent of his Company Contribution Account and the Participant may increase (after reemployment or otherwise) the nonforfeitable percentage in his Account:

              (i)  Separate subaccount will be established for the Participant's remaining interest in his Company Contribution Account as of the time of the distribution, and

            (ii)  At any relevant time the Participant's nonforfeitable portion of the separate subaccount will be equal to an amount ("X") determined by the formula:

X = P (AB + R × D) (R × D)

            For purposes of applying the formula, P is the nonforfeitable percentage at the relevant time, AB is the subaccount balance at the relevant time, D is the amount of the distribution, and R is the ratio of the subaccount balance at the relevant time to the account balance after distribution.

            (iii)  Deferred Distribution

            If (i) a Participant is reemployed by the Company or an Affiliated Company after incurring five consecutive One Year Breaks in Service, (ii) such Participant did not have a 100% vested and nonforfeitable interest in his Company Contribution Account at his Severance and (iii) the Participant's vested and nonforfeitable interest in his Company Contribution Account was not entirely distributed to him prior to his reemployment, then the Committee shall establish a subaccount of the Participant's Company Contribution Account, which shall represent the Participant's vested and nonforfeitable interest in his Company contribution Account prior to his reemployment. The Participant shall have thereafter a 100% vested and nonforfeitable interest in the subaccount, and the vesting schedule shall apply only to amounts which are allocated to the Participant's Company Contribution Account after his reemployment.

        6.5    Unclaimed Benefits

        If the Committee, acting upon information available to it, cannot locate a person entitled to receive a benefit under the Plan within a reasonable period of time (as determined by the Committee in its sole discretion) after the benefit becomes payable and such person has not contacted the Committee or the Trustee concerning the distribution by the end of such period, the amount of the benefit shall be treated as a forfeiture and shall be applied in the manner described in Section 6.6. If, prior to the date final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited pursuant to this Section makes a claim to the Committee or the Trustee for such benefit, such person shall be entitled to receive the amount of such benefit as soon as administratively feasible after such claim is received. The amount of the previously forfeited benefit shall be reinstated.

        6.6    Application of Forfeited Amounts

        Subject to Section 6.4(b) (iii), the amount of a Participant's Company Contribution Account which is forfeited pursuant to Section 6.4 or 6.5 shall be allocated in accordance with Section 5.2 among the Company Contribution Accounts of Eligible Participants for the Plan Year in which the forfeiture occurs. The amount forfeited from Matching Profit Sharing Contribution Accounts shall be allocated as provided in Section 5.2(b).

ARTICLE VII

DESIGNATION OF BENEFICIARY

        7.1    Designation of Beneficiary

          (a)  Designation by Participant

          Subject to subsection (b), each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his distributable interest (if any) in the Trust Fund upon his death. The designation shall be made on forms prescribed by the Committee and shall be effective upon delivery to the Committee. A Participant shall have the right to change or revoke from time to time any such designation by filing a new designation or notice of revocation with the Committee, but such revised designation or revocation shall be effective only upon receipt by the Committee.

          (b)  Consent of Spouse

          A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to such designation by means of a writing that is signed by the spouse, contains an acknowledgment by the spouse of the effect of such consent, and is witnessed by. a member of the Committee (other than the Participant) or by a notary public. Such designation shall only be effective with respect to the consenting spouse, whose consent shall be irrevocable.

        7.2    Failure to Designate Beneficiary

        Effective January 1, 1996, in the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant's interest in the Trust Fund (if any) upon his death shall be made: (a) to the Participant's spouse, if living, (b) if his spouse is not then living, to his then living issue by right of representation, (c) if neither his spouse nor his issue are then living, to his then living parents, and (d) if none of the above are then living, to his estate. In the event a Participant's death occurs prior to January 1, 1996, the order of any such distribution shall be subject to the provisions of the prior plan document.

ARTICLE VIII

DISTRIBUTIONS FROM THE TRUST FUND

        8.1    Events Permitting Distributions

          (a)  Severance, Disability, Death or Attainment of Age 70 1/2.

          Subject to the provisions of subsections (b), (c) and (d), and Section 8.2 (b) and (c), a Participant's vested Account balances become distributable only after his Severance, Disability, death or attainment of age 70-1/2. The timing and form of the distribution shall be in accordance with this Article.

          (b)  Withdrawals After Age 59-1/2.

          A Participant who has attained age 59-1/2 may at any time request to withdraw a portion or all of his vested Accounts, provided that his employment with the Company has not terminated. Disbursement of withdrawals shall be made in a single cash lump sum payment and, if the Participant's Accounts include investments in the Old Company Stock Fund, shares of Old Company Stock in-kind, as soon as administratively practicable after receiving the prescribed withdrawal request form. Except as provided in subsection (c), a Participant shall be limited to four withdrawals under this subsection (b) per Plan Year. Subject to reasonable administrative limitations established by the Committee, a Participant may designate the proportion of a distribution to be made in-kind (in the form of Old Company Stock), provided that such in-kind distribution shall not exceed the number of vested Old Company Stock Fund units allocated to his Accounts as of the date his withdrawal request is received by the Claims Coordinator. Notwithstanding the foregoing, no withdrawal can be made of any portion of a Participant's Accounts pursuant to this Section 8.1(b) that are invested in the New Company Stock Fund.

          (c)  Hardship Withdrawal

              (i)  Reason for Hardship Withdrawal

            Upon written request from a Participant, the Committee may authorize a distribution to a Participant from his Deferrals (but not earnings on such Deferrals) prior to his Severance if the Participant can demonstrate that he is suffering from a hardship. The Company shall act upon requests for withdrawals in a uniform and nondiscriminatory manner, consistent with the requirements of Sections 401(a), 401(k) and related provisions of the Code. A hardship withdrawal may be made only if it is required on account of one or more of the following:

              (1)  The construction or purchase (excluding mortgage payments) of a principal residence of the Participant;

              (2)  The payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or for the Participant's spouse, children or dependents;

              (3)  The payment of medical expenses described in section 213 (d) of the Code incurred or to be incurred by the Participant or the Participant's spouse or dependents;

              (4)  The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant's principal residence. For purposes of this Section 8.1(c), the term "dependent" shall be defined as set forth in Section 152 of the Code.

            (ii)  Amount of Hardship Withdrawal

            The minimum amount of a hardship withdrawal shall not be less than $500. The maximum amount of a hardship withdrawal shall not exceed the Participant's immediate and heavy financial need (including amounts necessary to pay income taxes and penalties reasonably anticipated to result from the distribution), determined after the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans of Affiliated Companies.

            A Participant who receives a distribution of Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Deferrals under this and all other plans of the Affiliated Group (other than a health or welfare benefit plan) for six months after receipt of the distribution. A Participant who receives a distribution of Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Deferrals under this and all other plans (other than a health or welfare benefit plan) of the Affiliated Group for six months after receipt of the distribution or until January 1, 2002, if later.

            Additional methods under which the amount of a hardship withdrawal will be deemed necessary to meet the Participant's immediate and heavy financial need shall be made available to the extent provided in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue. Notwithstanding the foregoing, no withdrawal can be made of any portion of a Participant's Accounts pursuant to this Section 8.1(c) that are invested in the New Company Stock Fund.

          (d)  Sale of Subsidiary or Assets

          Distributions shall be made to the Participants described in Subsections (1) or (2) below pursuant to the provisions of this Article as if such Participants terminated employment on the closing date of the sale therein described; provided further that the distribution must be a lump sum distribution within the meaning of Section 402(d) (4) of the Code without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F); provided further that Company continues to maintain this Plan in accordance with Code Section 401(k)(10)(C).

              (i)  Upon the sale to an entity that is not a member of the Affiliated Group of substantially all the assets used by a Participating Company in the trade or business of such Participating Company, a Participant who continues employment with the entity acquiring such assets shall be entitled to have his or her vested Account balances paid to him or her.

            (ii)  Upon the sale by a Participating Company of such Participating Company's interest in a subsidiary to an entity that is not a member of the Affiliated Group, a Participant who continues employment with the subsidiary shall be entitled to have his or her vested Account balances paid to him or her.

        This Section 8.1(d) will not apply in Plan Years beginning on or after January 1, 2002.

          (e)  Withdrawals from Prior Plan Rollover Account.

          A Participant with a balance in the "Prior Plan Rollover Account' maintained for Participants with amounts transferred from the Koll Plan may at any time request to withdraw all or a portion of such account. Except as provided in subsection (c), a Participant shall be limited to four withdrawals under this subsection (e) per Plan Year. Notwithstanding the foregoing, no withdrawal can be made of any portion of a Participant's Prior Plan Rollover Account pursuant to this Section 8.1(e) that is invested in the New Company Stock Fund. No withdrawal pursuant to this Section 8.1(e) shall be permissible unless the Participant's spouse, if any, consents in writing to such withdrawal in accordance with such procedures as are established by the Committee. Effective January 1, 2002, the spousal written consent requirement shall apply only to the extent that the Prior Plan Rollover Account includes assets directly transferred from a defined benefit pension plan or a defined contribution plan subject to the funding standards of Section 412 of the Code. The accounts transferred from the Koll Plan shall continue to be subject to the provisions of Section 2.2(j)(4) and (5) of the Plan in effect prior to July 20, 2001 until December 31, 2001.

        8.2    Rules Governing Distributions

          (a)  Form of Distributions

          Distribution of a Participant's Accounts shall, subject to the Participant's election in accordance with Section 5.9(c) or Section 16.8, be made to the Participant (or, in the event of his death, to his Beneficiary) in a single lump sum cash payment. Notwithstanding the foregoing, if a Participant with an interest in the New Company Stock Fund elects, in accordance with Section 16.8, that the Trustee sell the Participant's interest in the New Company Stock Fund and receive the proceeds in cash, then the Participant can also elect that his interest in the Plan, other than the portion invested in the New Company Stock Fund, be distributed prior to such sale at such time that is otherwise permissible under the terms of the Plan. Except as set forth in the prior sentence with respect to distributions of proceeds from the sale of New Company Stock, any distribution form previously available under the Plan, other than a single sum distribution, will not be available to a Participant or Beneficiary (including a surviving spouse) who has not commenced to receive a distribution under the Plan prior to January 1, 2002. The prior sentence applies to the accounts of all Participants who are participants in the Plan unless with respect to a Participant the Plan was a direct or indirect transferee of a defined benefit plan or a defined contribution plan subject to the funding standards of Section 412 of the Code.

          (b)  Restrictions on Certain Payments and Repayments Thereof

          If the amount of a Participant's vested Account balance derived from employer contributions and nondeductible employee contributions exceeds $5,000 ($3,500 for distributions prior to January 1, 1998), the Committee shall not distribute the Participant's vested Account balances to him unless the Participant consents to such payment. If the amount of a Participant's vested Account balance derived from employer contributions and nondeductible employee contributions does not exceed $5,000 ($3,500 for distributions prior to January 1, 1998), the Committee may distribute the benefit in a single lump sum.

          (c)  Commencement of Benefits

          Unless the Participant elects otherwise, in writing, distributions will be made no later than the 60th day after the close of the Plan Year in which occurs the latest of:

              (i)  His attainment of age 65;

            (ii)  The 10th anniversary of the Plan Year in which he commenced participation in the Plan;

        or

            (iii)  His Severance.

          If the Participant elects to receive his distribution earlier, or if the distribution to be paid to the Participant is less than $5,000 ($3,500 for distributions prior to January 1, 1998), such distribution shall be paid within six months after the end of the Plan Year in which such distribution is payable (unless the Committee determines that extraordinary circumstances exist requiring later payment).

          Subject to subsection (d), a Participant may elect, with the Committee's approval, to have distribution commence at a later date by submitting to the Committee a written request therefor. If the Participant is married, his spouse must consent in writing to such deferred distribution.

          (d)  Restrictions on Delay of Distribution

          Distribution of a Participant's entire vested interest will be made not later than April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2 or (2), effective January 1, 1997, the calendar year in which the Participant retires. Clause (2) of the preceding sentence shall not apply in the case of any Participant who is a 5% owner (as defined in Code Section 416) in the calendar year in which he attains age 70 1/2.

          (e)  Restrictions in the Event of Death

          If the Participant dies before distribution of his interest is made, the Participant's entire interest will be distributed no later than 5 years after the Participant's death.

          (f)    Delayed Payments

          If the amount of a distribution required to be made on a date determined under this Section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located (whichever is applicable).

          (g)  Reemployment of Participant

          If a Participant who had a Severance becomes reemployed with the, Company or any Affiliated Company, no distribution from the Trust Fund shall be made to the Participant while he is so employed except as provided in Section 8.1(b) or (c). Any amounts which the Participant was entitled to receive on his prior Severance shall be held in the Trust Fund until he or his Beneficiary is again entitled to a distribution under the terms of the Plan.

        8.3    Valuation of Interest

        The interest of a Participant in his Accounts and any subaccounts thereof which shall have become distributable hereunder shall be valued as of the Valuation Date immediately preceding the date such interest is to be distributed, provided, however, that there shall be added to the value of the Participant's Accounts the fair market value of any amounts allocated to his Accounts pursuant to Article 5 after such Valuation Date. Section 5.9 shall govern the valuation of Old Company Stock for valuation purposes.

        8.4    Characterization of Disability Distribution

        In the event that a Participant receives a distribution by reason of the Participant's Disability, the benefit he receives hereunder shall be considered a payment for the loss of use of a bodily function unrelated to the period of his absence from work under Section 105(c) of the Code. The benefit shall be distributed to the Participant as soon as possible under the Plan, consistent with any requests or elections made hereunder by the Participant.

        8.5    Payment of Benefits to Alternate Payee

          (a)  Immediate Distribution

          Any distribution to an Alternate Payee pursuant to a domestic relations order, including any interest in a Participant's Accounts awarded to an Alternate Payee by a domestic relations order, shall be made as soon as reasonably practicable after such order is determined to be a QDRO (as defined in Section 15.4(b)), if:

              (i)  The value of such distribution (determined as of the Valuation Date coinciding with or immediately preceding such distribution) does not exceed $5,000 ($3,500 in the case of a distribution before January 1, 1998);

            (ii)  The QDRO specifies such time of distribution; or

            (iii)  The Alternate Payee has consented in writing to such time of distribution.

          Notwithstanding the foregoing, no distribution can be made of any portion of a Participant's Accounts pursuant to this Section 8.5 that are invested in the New Company Stock Fund before the Participant experiences a Liquidation Event, as defined in Section 16.1.

          (b)  Alternate Payee Accounts

          In all cases where Subsection (a) above is not applicable, separate "Alternate Payee Accounts" shall be established for the Alternate Payee at such time as the Company shall determine. The portion of each of the Participant's Accounts that was assigned or made payable to the Alternate Payee by the QDRO shall be transferred to such Alternate Payee Accounts. Unless the QDRO otherwise provides, the transfers to the Alternate Payee Accounts shall be made pro rata from the Participant's Accounts. Alternate Payees shall not make withdrawals from their Alternate Payee Accounts under Section 8.1 nor borrow from such Accounts under Section 11.3.

          (c)  Death of Alternate Payee

          Alternate Payees shall not designate beneficiaries. Upon the death of an Alternate Payee, the entire balance in his or her Alternate Payee Accounts shall be distributed to his or her estate (unless the QDRO otherwise provides).

          (d)  Distributions From Alternate Payee Accounts

          Distributions to Alternate Payees from their Alternate Payee Accounts shall be made as soon as reasonably practicable after the earliest of:

              (i)  The date when the Alternate Payee consents in writing to the distribution;

            (ii)  The date specified in the QDRO; or

            (iii)  The date when the Participant's remaining Plan Benefit is distributed pursuant to this Article 8.

          (e)  Definition of Alternate Payee

          "Alternate Payee" means any spouse, former spouse, child or other dependent of the Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

        8.6    Direct Rollovers

          (a)  The Direct Rollover Option

          Effective for distributions made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding the foregoing, amounts distributed in the form of New Company Stock can be rolled over only to an Eligible Retirement Plan that agrees to accept a distribution in such form.

          (b)  Time of Notice

          The notice to be given under Code Section 402(f) explaining the Direct Rollover option will be provided to a Participant no less than 30 days and no more than 90 days before the date the distribution is to occur. However, a distribution may commence less than 30 days after such notice is given, provided that:

              (i)  The Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

            (ii)  The Participant, after receiving the notice, affirmatively elects a distribution.

          (c)  Special Rule for Years after 2001.

          This sub-section (c) shall apply to distributions made after December 31, 2001. An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. Any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not

  elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE IX

TOP-HEAVY PROVISIONS

        9.1    Priority over other Plan Provisions

        If the Plan is or becomes a Top-Heavy Plan, the provisions of this Article 9 will supersede any conflicting provisions of the Plan. However, the provisions of this Article shall not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Section 416 of the Code and other provisions of law and the Treasury Regulations applicable to "top-heavy" plans, as that term is defined in Section 416(g) of the code, taking into account amendments of Section 416 of the Code and such other provisions of law which are enacted after TEFRA.

        9.2    Compensation Taken Into Account

        For any Plan Year in which the Plan is a Top-Heavy Plan, the amount of each Participant's Compensation taken into account for purposes of determining allocations under the Plan shall not exceed the first $200,000 (effective January 1, 1994, $150,000, or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of such Participant's Section 415 Compensation for such Plan Year.

        9.3    Minimum Allocation

          (a)  Calculation of Minimum Allocation

          Notwithstanding any other provision in this Plan except subsections (b) and (c) and Section 9.4, for any Plan Year in which this Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Company contributions and forfeitures of not less than the lesser of 3% of his Section 415 Compensation for such Plan Year or, in the event that the Company and Affiliated Companies maintain no Defined Benefit Plan which covers a Participant in this Plan, the percentage of Section 415 Compensation that equals the largest percentage of Participating Company contributions and forfeitures allocated to a Key Employee expressed as a percentage of the first $150,000 ($200,000 for Plan Years beginning prior to January 1, 1994) of Section 415 Compensation received by such Key Employee in that Plan Year (the "Minimum Allocation"). The Minimum Allocation is determined without regard to any Social Security contribution. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because: (1) the non-Key Employee fails to make mandatory contributions to the Plan, (2) the non-Key Employee's Compensation is less than a stated amount, or (3) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year. For purposes of this Section, Deferrals for Participants who are not Key Employees shall not be taken into consideration as Participating Company contributions. To the extent Matching Profit Sharing Contributions are used to satisfy the Minimum Allocation, such matching Profit Sharing Contributions shall not be used to satisfy the requirements of Sections 401(k) or 401(m) of the Code.

          (b)  Limitation on Minimum Allocation

          No Minimum Allocation shall be provided pursuant to subsection (a) to a Participant who is not employed by the Company or any Affiliated Company on the last day of the Plan Year.

          (c)  Minimum Allocation When Participant is Covered by Another Qualified Plan

              (i)  If the Company or any Affiliated Company maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation shall be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation shall not be provided under this Plan, in which case the provisions of subsection (a) shall not apply to any Participant covered under such other Defined Contribution Plans.

            (ii)  If the Company or any Affiliated Company maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plan(s) provide that Employees who are participants therein shall accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions of subsection (a) shall not apply to any Participant covered under such Defined Benefit Plan(s).

            (iii)  If the Company or any Affiliated Company maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of paragraph (2) do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plan(s) shall receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of "5%" in each place that "3%" occurs therein.

          (d)  Nonforfeitability

          The Participant's Minimum Allocation required under this Section, to the extent required to be nonforfeitable under Section 416(b) of the Code and the special vesting schedule provided in Section 9.5, may not be forfeited under Sections 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions) of the Code.

        9.4    Modification of Aggregate Benefit Limit

          (a)  Modification

          Subject to the provisions of subsection (b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Section 5.3 (d) shall be modified by substituting "100%" for "125%" in paragraphs (1) and (2) of Section 5.3(d).

          (b)  Exception

          The modification of the aggregate benefit limit described in subsection (a) shall not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met:

              (i)  Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group " and the Minimum Allocation requirements of Section 9.3 (a) are met when such requirements are applied with the substitution of "4%" in each place that "3%" occurs therein;

            (ii)  The Minimum Allocation requirements of Section 9.3(c)(3) are met when such requirements are applied with the substitution of "7 1/2%" in each place that "5%" occurs therein; or

            (iii)  Employees who are not Key Employees accrue a benefit for such Plan Year of not less than three percent of his or her average Section 415 Compensation for the five consecutive Plan Years in which the Participant had the highest Section 415 Compensation (not to exceed a total such benefit of 30 percent), expressed as a life annuity commencing at the Participant's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

        9.5    Minimum Vesting

        The vesting schedule set forth below shall apply for any Plan Year in which Plan is a Top-Heavy Plan:

Completed Years of Service	Percentage
2	20%
3	40%
4	60%
5	100%

        No decrease in a Participant's vested Percentage shall occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year.

        Notwithstanding the above, this Section shall not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan. Such Employee's vested Account shall be determined without regard to this section.

ARTICLE X

ADMINISTRATIVE PROCEDURES

        10.1    Appointment of Committee Members

        The Board shall appoint an Administrative Committee consisting of three or more members, to hold office at the pleasure of the Board. Members of the Committee shall not be required to be Employees or Participants. Any member may resign by giving notice in writing, filed with the Board. Notwithstanding the above, if any Committee member ceases to be an Employee while a member, such individual shall cease to be a Committee member upon such individual's date of termination or retirement unless otherwise determined by the Board.

        10.2    Officers and Employees of the Committee

        Unless designated by the Board, the Committee shall choose from its members a Chairman and a Secretary. The Chairman may appoint one or more Assistant Secretaries for the Committee who may, but need not, be members of the Committee. The Secretary (or an Assistant Secretary) shall keep a record of the Committee's proceedings and all dates, records and documents pertaining to the Committee's administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or appropriate.

        10.3    Action of the Committee

        Action of the Committee may be taken with or without a meeting of Committee members, provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the

Committee members qualified to vote on such question, such question shall be determined by the Board, or some person designated by the Board.

        10.4    Disqualification of Committee Member

        A member of the Committee who is a Participant shall not vote on any question relating specifically to himself.

        10.5    Expenses of the Committee

        The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid from the Trust Fund, unless the Participating Companies in their discretion pay such expenses.

        10.6    Bonding and Compensation

        The members of the Committee shall serve without bond, except as may be required by ERISA, and without compensation for their services as Committee members.

        10.7    General Powers and Duties of the Committee

        The committee shall have full power to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee shall be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee shall have the powers and authority granted by the terms of the Trust Agreement.

        The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, shall perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries, and shall use the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        10.8    Specific Powers and Duties of the Committee

        The Committee shall administer the Plan and have all powers necessary to accomplish that purpose, including the following:

          (a)  Resolving all questions relating to the eligibility of Employees to become Participants;

          (b)  Determining the amount of benefits payable to Participants or their Beneficiaries, and determining the time and manner in which such benefits are to be paid;

          (c)  Authorizing and directing all disbursements by the Trustee from the Trust Fund;

          (d)  Engaging any administrative, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan or the Trust Agreement;

          (e)  Construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents;

          (f)    Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement;

          (g)  Determining the disposition and distribution of assets in the Trust Fund in the event the Plan is terminated;

          (h)  Reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement as such administrative duties, responsibilities and obligations are set forth in the Trust Agreement; reporting to the Board regarding such administrative performance of the Trustee; and recommending to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee;

          (i)    Performing such other functions that are delegated to the Committee under the Trust Agreement.

        10.9    Allocation of Fiduciary Responsibility

        The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities of the Committee with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee, and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

        Whenever a person or organization (the "Delegating Party") has the power and authority under the Plan or the Trust Agreement to delegate discretionary power and authority respecting the control, management, operation or administration of the Plan or any portion of the Trust Fund to another person or organization (the "Appointee"), the Delegating Party's responsibility with respect to such delegation is limited to the selection of the Appointee and the periodic review of the Appointee's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the Appointee which is not proximately caused by the Delegating Party's failure to properly select or supervise the Appointee, and in which breach the Delegating Party does not otherwise participate, will not be considered a breach by the Delegating Party.

        10.10    Information to be Submitted to the Committee

        To enable the Committee to perform its functions, the Participating Companies shall supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary, including:

          (a)  Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement;

          (b)  Determining the disposition and distribution of assets in the Trust Fund in the event the Plan is terminated;

          (c)  Reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement as such administrative duties, responsibilities and obligations are set forth in the Trust Agreement; reporting to the Board regarding such administrative performance of the Trustee; and recommending to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee;

          (d)  Performing such other functions that are delegated to the Committee under the Trust Agreement.

        10.11    Allocation of Fiduciary Responsibility

        The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities of the Committee with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee, and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

        Whenever a person or organization (the "Delegating Party") has the power and authority under the Plan or the Trust Agreement to delegate discretionary' power and authority respecting the control, management, operation or administration of the Plan or any portion of the Trust Fund to another person or organization (the "Appointee"), the Delegating Party, s responsibility with respect to such delegation is limited to the selection of the Appointee and the periodic review of the Appointee's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the Appointee which is not proximately caused by the Delegating Party's failure to properly select or supervise the Appointee, and in which breach the Delegating Party does not otherwise participate, will not be considered a breach by the Delegating Party.

        10.12    Information to be Submitted to the Committee

        To enable the Committee to perform its functions, the Participating Companies shall supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. In addition, the Committee shall make arrangements to obtain from other Affiliated Companies such records and other information with respect to each Employee as are necessary for the Committee to determine benefits hereunder.

        10.13    Notices, Statements and Reports

        The Company shall be the "administrator" of the Plan as defined in Section 3(16) (A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements.

        10.14    Claims Procedure

          (a)  Filing Claim for Benefits

          If an individual (hereinafter referred to as the "Applicant," which reference shall include where appropriate the authorized representative, if any, of the individual) does not receive the timely payment of the benefits which he believes he is entitled to receive under the Plan, he may make a claim for benefits in the manner hereinafter provided.

          All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." The Claims Coordinator may, but need not, be an Employee or a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

          Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

          In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify such Applicant of his right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in this Section.

          If no action is taken by the Claims Coordinator on an Applicant's claim within 90 days after receipt by the Claims Coordinator, such application will be deemed to be denied for purposes of the following appeals procedure.

          (b)  Appeals Procedure

          Any Applicant whose claim for benefits is denied in whole or in part (such Applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Committee for a review of the decision by the entire Committee. Such appeal must be made within three months after the denial provided above. An appeal must be submitted in writing within such period and must:

              (i)  Request a review by the entire Committee of the claim for benefits under the Plan;

            (ii)  Set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

            (iii)  Set forth any issues or comments which the Claimant deems pertinent to the appeal.

          The Committee shall regularly review appeals by Claimants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

          The Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Participating Company in connection therewith. The Committee may require the Claimant and/or the Participating Company to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

          On the basis of its review, the Committee shall make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

          In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Committee decision was based.

          (c)  Review of Annual Statement

          If a Participant or Beneficiary believes the Annual statement or any other statement he receives regarding his interest the Plan is incorrect, such Participant or Beneficiary may submit a written request for correction or verification of such Annual Statement to the Claims Coordinator, and the Claims Coordinator shall respond in writing to such request in the same manner as a claim for benefits by an Applicant. If the Participant Beneficiary believes the Claims Coordinator's response is correct, the Participant or Beneficiary may request in writing within 60 days of the response that the entire Committee review -h statement, and the Committee shall follow the same procedure h respect to such request as provided above for a Claimant.

          (d)  If an error or omission is discovered in the Accounts of a Participant (other than as a result of a failure to follow a Participant's applicable and permissible investment instructions), or in the amount distributed to a Participant, the Committee shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission. In the case of a failure to follow a Participant's last applicable and permissible investment instruction, a correction to comply with such instruction shall be made retroactively to the beginning of the quarter immediately preceding the quarter in which the Participant informs the Claims Coordinator in writing of the error. Further, a Participating Company may, in its discretion, make a special contribution to the Plan which shall be allocated by the Committee only to the Accounts of one or more Participants to correct an error or omission.

        10.15    Service of Process

        The Committee may from time to time designate an agent of the n for the service of legal process. The Committee shall cause h agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

        10.16    Correction of Participants' Accounts

        If an error or omission is discovered in the Accounts of a participant, or in the amount distributed to a Participant, the Committee shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error omission as of the Plan Year in which such error or omission is covered. Further, a Participating Company may, in its discretion, make a special contribution to the Plan which shall be allocated by the Committee only to the Accounts of one or more Participants to correct such error or omission.

        10.17    Payment to Minors or Persons Under Legal Disability

        If any benefit becomes payable to a minor or to a person under legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person in such other manner as the Committee determines is necessary to ensure that the payment will legally discharge the Plan's obligation to such person.

        10.18    Uniform Application of Rules and Policies

        The Committee in exercising its discretion granted under any the provisions of the Plan or the Trust Agreement shall do so in accordance with rules and policies established by it which 11 be uniformly applicable to all Participants.

        10.19    Funding Policy

        The Plan is to be funded through Participating Company contributions, voluntary Participant contributions, and earnings on such contributions; and benefits shall be paid to Participants and Beneficiaries as provided in the Plan. The Committee shall determine investment policies from time to time that are consistent with the consistent of the Plan.

ARTICLE XI

INVESTMENT OF PLAN ASSETS

        11.1    Trust Fund Investments

        The investment and reinvestment of Plan assets held in the Trust Fund shall be governed by the terms of the Trust Agreement executed in connection with the Plan.

        11.2    Loans to Participants

        Upon application to the Committee on a form provided by the Committee, any Participant that is actively employed by a Participating Company may request a loan from his Accounts, the terms and conditions of which shall be determined pursuant to the provisions of this Section. If the Committee approves such application, the loan shall be made from the Participant's Accounts in accordance with the order of priority established by the Committee, and shall be withdrawn from each investment vehicle in which an Account is invested in proportion to the current balance of the investment vehicles within such Account. Notwithstanding the foregoing, no loan can be made from any portion of a Participant's Accounts that are invested in the New Company Stock Fund.

          (a)  Amount

          The Committee shall not approve an application for a loan in an amount that, when added to the unpaid balance of all outstanding loans to the Participant from the Plan or any other Qualified Plan maintained by the Company or any Affiliated Company, exceeds the lesser of:

              (i)  $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 months ending on the day before the new loan is made; or

            (ii)  One-half of the Participant's vested interest in his or her Accounts.

          (b)  Security

          Each loan shall be evidenced by the Participant's promissory note and shall be adequately secured. For purposes of this Section, a loan shall be "adequately secured" if the value of the Participant's vested interest in his Accounts which equals or exceeds the principal amount of the loan at the time of the initiation of the loan is pledged as security for repayment of the loan.

          (c)  Interest Rate

          The interest rate to be charged on the principal amount outstanding of any loan hereunder shall be a reasonable rate of interest as determined by the Committee, provided that such rate shall be comparable to that which is charged on similar commercial loans by persons in the business of lending money for loans made under similar circumstances.

          (d)  Repayment

          The promissory note of a Participant evidencing a loan shall provide for level amortization of the loan with repayments of principal and interest to be made monthly. The loan shall be repaid over a period not to exceed three years from the date the note was executed. No penalty shall be imposed for prepayment of any principal amount due under a Participant's promissory note.

          (e)  Default on Loan

          A Participant loan shall be in default if a scheduled payment of principal or interest under the promissory note is delinquent. In the event a Participant is in default more than 30 days, the Committee shall notify the Participant in writing of the default. If the default is not cured within the period stated in the notice, the amount, if any, of the Participant's Company Contribution Account, Matching Profit Sharing Contribution Account, Rollover Account, and Voluntary Contribution Account (in that order) pledged as security for the loan shall be reduced by the unpaid balance of the loan plus interest, whether or not such amount would be distributable under Article 8, and the Participant's indebtedness shall be discharged to the extent of the reduction. If this action is insufficient to fully discharge the Participant's indebtedness, then the Participant's Deferral Account pledged as security for the loan shall be used to reduce the Participant's indebtedness at such time as the Participant is entitled to a distribution pursuant to Section 8.1.

          (f)    Rules

          The Committee shall adopt and follow loan procedures which shall be uniformly applicable to all Participants to administer this Section. Such procedures shall include provisions necessary to assure that loans are made available to all Participants on a reasonably equivalent basis and that loans are not made available to a Participant who is a member of the Committee, a highly compensated Employee, or an officer or shareholder of a Participating Company in an amount greater (as a percentage of the value of his vested interest in his Accounts) than the amount available to other Participants. The Committee may adopt loan procedures which provide for more restrictive terms and conditions for Participant loans than provided in this Article 11.

ARTICLE XII

TERMINATION, PARTIAL TERMINATION AND
COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

        12.1    Continuance of Plan

        The Participating Companies expect to continue this Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, through adoption of a resolution in accordance with the Company's bylaws to terminate the Plan or to reduce, suspend or completely discontinue contributions thereto at any time. Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan. In addition, subject to Section 12.4, any Participating Company at any time may discontinue its participation in the Plan with respect to its Employees.

        12.2    Complete Vesting

        If the Plan is terminated, or if there is a complete discontinuance of contributions under the Plan by the Participating Companies, the amounts allocated or to be allocated to the Company Contribution Accounts and Matching Accounts of all affected Participants shall become 100% vested and nonforfeitable without regard to their Years of Service.

        In the event of a partial termination of the Plan, the amounts allocable to the Company Contribution Accounts and Matching Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination shall become 100% vested and nonforfeitable without regard to their Years of Service.

        12.3    Disposition of the Trust Fund

        If the Plan is terminated, or if there is complete discontinuance of contributions to the Plan, the Committee shall instruct the Trustee either: (a) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (b) to liquidate the assets remaining in the Trust Fund. if the Trust Fund is liquidated, the Committee shall make, after deducting estimated expenses for liquidation and distribution, the allocations required under the Plan as though the date of completion of liquidation were a Valuation Date. The Trustee shall distribute to each Participant the amount credited to his Accounts as of the date of completion of the liquidation.

        12.4    Withdrawal by Participating Company

        A Participating Company may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Company withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the Board of Directors of such Participating Company adopting such action, certified by the secretary of such Board of Directors and reflecting approval by the Board, shall be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee shall communicate such action to the Trustee and to the Employees of the Participating Company.

ARTICLE XIII

AMENDMENT OR TERMINATION OF THE PLAN

        13.1    Right of Company to Amend Plan

        The Company reserves the right to amend the Plan in the manner set forth in Section 13.2 at any time and from time to time to the extent it may deem advisable or appropriate, provided, however, that:

          (a)  No amendment shall increase the duties or liabilities of the Trustee or the Committee without their respective written consent;

          (b)  No amendment shall contravene the provisions of Section 15.1;

          (c)  No amendment shall have-the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Accounts nor shall the vesting provisions of the Plan be amended unless each Participant with at least three (3) Years of Service (including Years of Service disregarded pursuant to Section 6.3(b)) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of: the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and

          (d)  No amendment shall be effective to the extent that it has the effect of decreasing a Participant's Account balances or eliminating an optional form of distribution as it applies to an existing Account balance. Notwithstanding the preceding sentence, a Participant's Company Contribution Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code.

        13.2    Amendment Procedure

        Any amendment to the Plan shall be made by adoption of same pursuant to resolutions of the Board adopted in accordance with the Company's bylaws. A certified copy of the resolutions adopting any amendment and a copy of the adopted amendment as executed by the individual authorized by the resolutions on behalf of the Company shall be delivered to the Committee and to the Trustee.

        Upon such action by the Board, the Plan shall be deemed amended as of the date specified as the effective date by such Board action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such Board action.

        The Board may delegate to an officer of the Company by written resolution the power to amend the Plan by such officer's execution of a written amendment.

        13.3    Effect on Other Participating Companies

        Unless an amendment expressly provides otherwise, all Participating Companies shall be bound by any amendment adopted pursuant to this Article 13.

        13.4    Company Not Liable for Benefits

        No member of the Affiliated Group shall not be liable for the payments of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust except as otherwise required by ERISA.

ARTICLE XIV

ADOPTION OF PLAN BY AFFILIATED COMPANIES

        14.1    Adoption Procedure

        Any Affiliated Company may become a Participating Company under the Plan provided that:

          (a)  The Board approves the adoption of the Plan by the Affiliated Company and designates such Affiliated Company as a Participating Company;

          (b)  The Affiliated Company agrees in writing to adopt the Plan together with all amendments then in effect, and to be bound thereby as though it were an original signatory hereto, and such agreement is authorized by appropriate resolutions of the Board of Directors of the Affiliated Company;

          (c)  The Affiliated Company agrees in writing to adopt the Trust Agreement together with all amendments thereto then in effect, and to be bound thereby as though it were an original signatory thereto, and such agreement is authorized by appropriate resolutions of the Board of Directors of the Affiliated Company; and

          (d)  The Affiliated Company agrees in writing to be bound by any other terms and conditions which may be required by the Board, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

        14.2    Effect of Adoption by Affiliated Company

        An Affiliated Company which adopts the Plan pursuant to Section 14.1 shall be deemed to be a Participating Company for all purposes hereunder, unless otherwise specified in the resolutions of the Board designating the Affiliated Company as a Participating Company. In addition, the Board may provide, in its discretion and by appropriate resolutions, that the Employees of the Affiliated Company shall receive credit for their employment with the Affiliated Company prior to the date it became an Affiliated Company for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees as Participants under Article 6, provided, however, that such credit shall be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

        14.3    Additional Adoption Procedure

        An Affiliated Company may also become a Participating Company under the Plan by means of completion and execution of a signature block as set forth on a form to be determined by the Committee, entitled "Adoption and Execution the CB Richard Ellis 401(k) Plan and Trust." Such complete execution shall be deemed to have the same effect as adoption and designation by the Board pursuant to Section 14.1(a) and shall constitute the agreement of the Affiliated Company in accordance with sections 14.1(b), (c) and (d). The effect of such completion and execution of such form shall be as described in Section 14.1 and the crediting of past service with an Affiliated Company referred to in Section 14.2 may also be implemented by a written amendment executed by an authorized officer as permitted by the last sentence of Section 13.2.

ARTICLE XV

MISCELLANEOUS

        15.1    Reversion Prohibited

          (a)  General Rule

          Except as provided in subsections (b), (c) and (d), it shall be impossible for any part of the Trust Fund either: (1) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (2) to revert to the Company or any Affiliated Company.

          (b)  Disallowed Contributions

          Each contribution of the Participating Companies under the Plan is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code. If all or part of a Participating Company's contribution is disallowed as a deduction under the Code, and the contribution of the disallowed amount was due to a good faith mistake in determining the deductibility of the contribution, then such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned to the Participating Company with respect to which the deduction was disallowed within one year after the disallowance upon the adoption of appropriate resolutions by the Board of Directors of the Participating Company.

          (c)  Mistaken Contributions

          If a contribution is made by a Participating Company by reason of a mistake of fact which was made in good faith, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned to such Participating Company within one year after the mistaken contribution was made upon the adoption of appropriate resolutions by the Board of Directors of the Participating Company.

          (d)  Failure to Qualify

          In the event the Internal Revenue Service determines that the Plan and the Trust Agreement, as amended by amendments acceptable to the Company, initially fail to constitute a qualified plan and establish a tax exempt trust under the Code, then notwithstanding any other provisions of the Plan or the Trust Agreement, the contributions made by the Participating companies prior to the date. of such determination may be returned to the Participating Companies upon adoption of appropriate resolutions by the Board of Directors of each Participating Company, provided (1) such contributions are returned within one year after the date the initial qualification is denied, and (2) the application for the qualification has made by the time prescribed by law for filing the employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

        15.2    Bonding, Insurance and Indemnity

          (a)  Bonding

          To the extent required under the ERISA or any other applicable federal or state law of similar import, the Participating Companies shall obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

          (b)  Insurance

          The Participating Companies, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of

  Directors of each Participating Company and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys, fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

          (c)  Indemnity

          To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Board of Directors, the Operating Committee of the Company and each member thereof, the Committee and each member thereof, and any Employee to whom any duties respecting the Plan are delegated, against any and all expenses, liabilities, and claims, including legal fees to defend against such liabilities and claims (as and when such expenses, liabilities, claims and fees are incurred), arising out of their discharge in good faith of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section 15.2 shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

        15.3    Merger, Consolidation or Transfer of Assets

          (a)  In General

          There shall be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit, they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

          (b)  Merger of Westmark Real Estate Investment Services 401(k) Retirement Plan

          Effective January 1, 1996, the merger of the Westmark Real Estate Investment Services 401(k) Retirement Plan and the trust forming a part thereof ("Westmark Plan") into this Plan is hereby ratified and affirmed, and the adoption of the Third Amendment to this Plan shall also constitute an amendment to the Westmark Plan effectuating its merger into this Plan. Such merger shall meet the requirements of subsection (a) of this section 15.3. Any Participant under this Plan that had an account balance under the Westmark Plan which account balance forms a part of such Participant's Account balances under this Plan as a result of the merger of the Westmark Plan into this Plan shall have the entire balance of his Company Contribution Account and Matching Profit Sharing Contribution Account hereunder deemed 100% vested and non-forfeitable notwithstanding that it would otherwise not be 100% non-forfeitable by reason of Section 6.l(a)'s five Years of Service requirement.

        15.4    Spendthrift Clause

          (a)  General Rule

          Except as provided in Section 11. 3 and subsection (b) the rights of any Participant or Beneficiary to and in any benefits under the Plan shall not be subject to assignment or alienation, and no Participant or Beneficiary shall have the power to assign, transfer or dispose of such rights, nor shall any such rights to benefits be subject to attachment,. execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.

          (b)  Qualified Domestic Relations Order

          Subsection (a) shall not apply to a "qualified domestic relations order." A "qualified domestic relations order" (or "QDRO") means a judgment, decree or order made pursuant to a state domestic relations law which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant; creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and meets the following additional requirements:

              (i)  Such order clearly specifies:

              (1)  The name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order,

              (2)  The amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

              (3)  The number of payments or period to which such order applies,

              (4)  Each plan to which such order applies; and

            (ii)  Such order does not require:

              (1)  The provision of any type or form of benefit, or any option, not otherwise provided under the Plan,

              (2)  The provision of increased benefits, (determined on the basis of actuarial value), and

              (3)  Does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

        15.5    Rights of Participants

        Participation in the Plan shall not give any Participant the right to be retained in the employ of the Company or any Affiliated Company or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

        15.6    Gender, Tense and Headings

        Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

        15.7    Governing Law

        The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of California.

ARTICLE XVI

NEW COMPANY STOCK FUND

        16.1    Definitions.

        The following terms used in this Article XVI will have the meanings set forth below.

          (a)  "Liquidation Event" means, with respect to New Company Stock allocated to a Participant's Account under the Plan, the earliest of: (1) the Participant's termination of employment with the Company and all Affiliated Companies which results in the Participant's entitlement to receive a distribution from the Plan; (2) termination of the Plan; or (3) any circumstance under which the Participant or a Beneficiary is required by applicable law to receive a distribution of that portion of his interest in the Trust Fund which is invested in New Company Stock.

          (b)  "Merger Date Participant" means a Participant in the Plan who is actively employed by a Participating Company on the date of the Merger.

          (c)  "New Company Stock" means the Class A common stock, $.01 par value per share, of CBRE Holding, Inc., a Delaware corporation.

          (d)  "New Company Stock Fund" means a fund to be invested in New Company Stock.

          (e)  "Purchase Date" means the date of the Merger.

          (f)    "Purchase Price" means $16.00 per share.

          (g)  "Repurchase Date" means the date determined by the Committee for the repurchase of New Company Stock from the Account of a Participant who has experienced a Liquidation Event and elected to receive distribution of his interest in the New Company Stock Fund in cash.

          (h)  "Value" means the fair market value of New Company Stock as determined in good faith by the Trustee based upon an appraisal provided at least annually by an independent appraiser selected by the Trustee.

        16.2    Establishment of New Company Stock Fund.

        The New Company Stock Fund is hereby established under the Trust as of the date of the Merger. The New Company Stock Fund is in addition to the investment funds established for investment of the Trust Fund. Dividends or other distributions received in cash with respect to New Company Stock will be invested in one of the other investment funds in accordance with Participant directions. Dividends and other distributions received in the form of New Company Stock will be held in the New Company Stock Fund. The Company will provide a statement, at least annually, reflecting the most recent valuation of New Company Stock allocated to a Participant's account.

        16.3    Direction to Purchase Stock.

        A Merger Date Participant can direct that up to fifty percent of the assets allocated to his Account under the Plan as of June 1, 2001, be invested in the New Company Stock Fund. The direction must specify a whole numbers of shares of New Company Stock to be allocated to each Participant's Account. If a Merger Date Participant provides a direction with respect to more shares of New Company Stock than can be purchased with fifty percent of the assets allocated to his Account as of June 1, 2001, the direction will be effective only with respect to the maximum number of whole shares that can be purchased with such assets. The direction will not be effective unless it is in writing on forms provided by the Company and received by the Company on or before such date as the Company designates.

        16.4    Purchase of Stock by Trustee.

        The Trustee will purchase from CBRE Holding, Inc. the aggregate number of shares of New Company Stock set forth in effective directions received from Merger Date Participants at the Purchase Price, provided that all of the following conditions have been satisfied:

          (a)  The Trustee has determined that such purchase is not inconsistent with ERISA.

          (b)  The Trustee has received an opinion from an independent financial advisor selected by the Trustee that the Purchase Price does not exceed fair market value and that the purchase of New Company Stock is fair and reasonable to the Plan from a financial point of view.

          (c)  No commission is charged with respect to the purchase.

        16.5    Maximum Number of Shares.

        Notwithstanding the foregoing, the number of shares of New Company Stock that can be purchased by the Trustee under the Plan cannot exceed 889,819 shares.

        16.6    Allocation of New Company Stock to Participants Accounts.

        The Trustee will allocate to the accounts of each Merger Date Participant providing an effective direction pursuant to Section 16.3 the number of shares of New Company Stock subject to such direction that have been purchased by the Trustee. If the number of shares subject to effective directions by Merger Date Participants exceeds the maximum number of shares that can be purchased under Section 16.5, the number of shares to be allocated to each Merger Date Participant's accounts will be determined by multiplying the number of shares elected by each Merger Date Participant by a fraction the numerator of which is the maximum number of shares that can be purchased under Section 16.5 and the denominator of which is the aggregate number of shares subject to effective directions. The amounts allocated to the other investment funds within the Merger Date Participant's Account immediately after the Merger will be reduced pro rata by the amount needed to purchase New Company Stock. The number of shares of New Company Stock allocated to a Participant's Account shall be adjusted as appropriate if there is a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of New Company Stock.

        16.7    Repurchase of New Company Stock.

        The Trustee will not have the right to sell the New Company Stock allocated to a Participant's accounts to the Company or an Affiliated Company prior to a Liquidation Event, although the Committee can establish a mechanism for the purchase and sale of New Company Stock between the Accounts of electing Participants. If a Liquidation Event occurs and the Participant elects to have his interest in the New Company Stock Fund distributed in cash, the Company or an Affiliated Company will repurchase the New Company Stock allocated to the applicable Participant's accounts from the Trustee as of the Repurchase Date. The Company or an Affiliated Company will repurchase such New Company Stock for cash at a price per share equal to the Value as of the Repurchase Date. No commission can be charged with respect to the repurchase and the repurchase will satisfy the other requirements of Department of Labor Regulations Section 2550.408e.

        16.8    Plan Distributions.

        If a Participant who is entitled to receive a distribution from the Plan following a Liquidation Event has a portion of this Account balance invested in the New Company Stock Fund, the Participant can elect within such time as designated by the Committee: (1) to have the Trustee convert the Participant's interest in the New Company Stock Fund into, and receive, such New Company Stock in-kind (with cash for any fractional shares), or (2) to have the Trustee sell the Participant's interest in the New Company Stock Fund and receive such distribution in cash. A Participant cannot elect to receive a distribution of New Company Stock, rather than cash, at any time prior to the earlier of the tenth anniversary of the Merger or 180 days after an underwritten initial public offering of New Company Stock after which New Company Stock is listed on a national securities exchange or the Nasdaq National Market, unless the Participant agrees to sign a stockholders' agreement in a form to be determined by the Company.

        Notwithstanding the foregoing, any portion of a Participant's accounts under the Plan invested in the New Company Stock Fund will not be available for distribution pursuant to Section 3.2 (relating to withdrawals from the Voluntary Contribution Account), Section 8.1(b) (relating to distributions to Participants who have attained age 59 1/2 but not terminated employment) or Section 8.1(c) (relating to hardships), distribution to an Alternate Payee pursuant to Section 8.5 prior to a Liquidation Event or loan to the Participant pursuant to Section 11.2. Any distributions under this Section 16.8 shall satisfy the requirements of Section 401(a)(9) of the Code and regulations issued thereunder.

        16.9    Voting of New Company Stock.

        The Trustee will vote any New Company Stock held in the Trust Fund in accordance with the provisions of this Section 16.9. Within a reasonable time before each annual or special meeting of shareholders of New Company Stock, the Company or its delegate will send to each Participant who has an investment in the New Company Stock Fund a copy of the applicable proxy solicitation material, together with a form requesting instructions for the Trustee on how to vote New Company Stock allocated to such Participant's accounts. Such Participants will also receive a notice from the Trustee explaining (i) that all shares of New Company Stock will be voted or not voted by the Trustee only in accordance with instructions provided by Participants acting in their capacity as named fiduciaries; (ii) the implications under the fiduciary responsibility provisions of ERISA of the Participant agreeing to become a named fiduciary; (iii) that by returning the proxy solicitation and pursuant thereto specifically directing the Trustee how the shares are to be voted, such Participant is consenting to his appointment as named fiduciary hereunder with respect to the shares of New Company Stock allocated to his account and, a proportionate number of shares of New Company Stock allocated to the accounts of Participants who fail to consent to their appointment as named fiduciaries; (iv) that a Participant's consent to appointment as a named fiduciary or failure to consent to such appointment shall be binding only with respect to the specific proxy solicitation; (v) that, if voting instructions for the shares of New Company Stock allocated to the Participant's account are not timely received, the Trustee shall treat the non-receipt as a refusal by the Participant to be appointed as named fiduciary with respect to that proxy solicitation. The disclosure materials provided to each Participant must include an explanation that, when the Participant agrees to become a named fiduciary with respect to the New Company Stock allocated to his account, he also is agreeing to become a named fiduciary with respect to a proportionate number of shares of New Company Stock allocated to the accounts of Participants who have declined their appointment as named fiduciaries. Upon receipt of instructions, the Trustee will vote the shares as instructed. The Trustee will maintain the instructions of each Participant in confidence. The Trustee will vote New Company Stock for which it does not receive timely voting instructions with respect to such transaction in the same proportion as the Trustee votes New Company Stock for which it does receive timely instructions; provided, however, that the Trustee will in all events exercise its voting obligations consistent with the Trustee's fiduciary duties under ERISA.

        16.10    Tender of New Company Stock.

        The Trustee will notify each Participant whose accounts are invested in the New Company Stock Fund of each tender or exchange offer for one percent or more of the New Company Stock and will use its best efforts to distribute or cause to be distributed to each such Participant in a timely manner all information distributed to shareholders of New Company Stock in connection with any such tender or exchange offer. Each Participant will have the right from time to time with respect to the New Company Stock allocated to his accounts to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all such shares or any portion thereof. Any Participant's instructions will remain in force until superseded in writing by the Participant. Such Participants will also receive a notice from the Trustee explaining that (i) all shares of New Company Stock allocated to such Participant's account and subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee only in accordance with decisions made by Participants acting in their capacity as named fiduciaries; (ii) by timely returning the form and pursuant thereto specifically directing that the shares subject to the decision of the Participant either be tendered or exchanged or not tendered or exchanged, such Participant is consenting to his appointment as named fiduciary hereunder; and (iii) a Participant's consent to appointment as a named fiduciary or failure to consent to such appointment shall be binding only with respect to the specific tender or exchange offer described in the materials sent to the Participant by the Trustee. The Trustee will tender or exchange whole shares only as and to the extent so instructed and will aggregate Participants' responses with respect to fractional shares and tender or exchange fractional shares in a manner designed to comply as closely as reasonably possible with the aggregate responses of all Participants with respect to such fractional shares. Except as provided by law, if the Trustee does not receive instructions from a Participant regarding any tender or exchange offer for New Company Stock allocated to such Participant's accounts, the Trustee will have no discretion in such matter and will not tender or exchange any such shares in response thereto. Unless and until shares are tendered or exchanged, the individual instructions received by the Trustee from Participants will be held by the Trustee in strict confidence and will not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company, or any other company unless consented to by the Participant or otherwise required by law; provided, however that the Trustee will advise the Company at any time upon request of the total number of shares of New Company Stock held by the Trustee not subject to instructions or tender.

        16.11    General Provisions.

        The provisions of this Article XVI supersede any provisions of the Trust Agreement or Plan which are inconsistent with this Article XVI. To the extent, if any, permitted by ERISA, each Participant will be a named fiduciary with respect to the exercise of voting and tender or exchange offer rights for New Company Stock held in such Participant's account. Notwithstanding any provision of this Trust Agreement to the contrary and subject to all federal and state securities laws, the terms of any stockholders agreement to which the Trustee is a party and all applicable provisions of ERISA, the Trustee can sell New Company Stock to any person, including any person deemed to be a "party in interest" within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Code Section 4975, if the Trustee determines that such sale is necessary to fulfill the Trustee's fiduciary obligations under ERISA. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when selling such New Company Stock, including, if required, the conditions that such sale or purchase be for "adequate consideration" (as defined in Section 3(18) of ERISA), and no commission be charged when a sale of New Company Stock is made with a "party in interest" or a "disqualified person." The Company will pay any reasonable expenses incurred as a result of such sale including without limitation any expenses related to compliance with applicable law.

        Executed this              day of                         , 2001.

"Company"
CB Richard Ellis Services, Inc.

By

APPENDIX I
to the CB Richard Ellis 401(k) Plan

        The following provisions shall be in effect from April 19, 1989 through the earlier of any date indicated in such provision or December 31, 1995, and shall be deleted from the Plan effective January 1, 1996:

          1.    Compensation Limit Through 1993.    In any Plan Year commencing prior to January 1, 1994, neither "Compensation" nor "Section 414(s) Compensation" shall include amounts in excess of $200,000, as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost-of-living in accordance with Code Section 415(d), as then in effect.

          2.    Initial Plan Year Top Heavy Determination Date.    Section 1.31 shall include at the end thereof the following sentence: "The Determination Date for the 1989 Plan Year shall be December 31, 1989."

          3.    Previous Eligibility.    Subject to the provisions of Article 2, each Employee who was a participant in the Coldwell Banker Commercial Group, Inc. Capital Accumulation Plan on the day prior to the Effective Date shall be a Participant in this Plan as of the Effective Date if he was employed by a Participating Company on the Effective Date, and not excluded under Section 2.2. Section 2.1 shall be effective June 1, 1992, and prior to such date, but after the Effective Date, Section 2.1 shall provide that an Employee who did not become a Participant under the preceding sentence shall become a Participant on the January 1 or July 1 next following his attainment of age 21 and completion of a one-year Period of Service, if then employed by a Participating Company, and not excluded under Section 2.2.

          4.    Past Voluntary Contributions.    Section 3.1 shall include the following sentence at the end thereof: "Non-deductible voluntary contributions and earnings thereon transferred to the Plan from the Coldwell Banker Commercial Group, Inc. Capital Accumulation Plan shall be allocated to the relevant Participant's Voluntary Contribution Account and distributed therefrom in accordance with non-discriminatory procedures of the Committee."

          5.    Sears Stock Fund.    The Sears Stock Fund shall contain only that Sears Stock which was transferred or rolled over to this Plan from the Prior Plan. This Fund shall provide for separate accounting for all shares. Participants may sell shares in the manner prescribed by the Committee but are prohibited from purchasing any further shares. All earnings received or earned on the Sears Stock Fund prior to an election period designated by the Committee shall be invested in one of the investment vehicles listed above or another investment vehicle designated by the Committee until the next election period whereupon a Participant may direct the -investment of such earnings in accordance with Section 5.7.

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APPENDIX II

PREAMBLE

        This Appendix II to the Plan, along with certain provisions of the Plan previously adopted, reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Appendix II and the applicable provisions of the Plan previously adopted are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Appendix II shall be effective as of January 1, 2002. This Appendix II shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix II.

1.
CATCH-UP CONTRIBUTIONS

        Effective for Plan Years beginning on or after January 1, 2003, all Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

2.
ROLLOVERS FROM OTHER PLANS

        The Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2002, from the following types of plans, beginning on January 1, 2003.

        Direct Rollovers: The Plan will accept a Direct Rollover of an Eligible Rollover Distribution from: (a) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; (b) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and (c) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

        Participant Rollover Contributions from Other Plans: The Plan will accept a Participant contribution of an Eligible Rollover Distribution from: (a) a qualified plan described in Section 401(a) or 403(a) of the Code; (b) an annuity contract described in Section 403(b) of the Code; and (c) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

        Participant Rollover Contributions from IRAs: The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

3.
MODIFICATION OF TOP-HEAVY RULES

        1.    Effective date.     This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends the sections of the Plan that set forth the rules applicable to Top-Heavy Plans.

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        2.    Determination of top-heavy status.

          2.1    Key Employee.    Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          2.2    Determination of amounts.    This Section 2.2 shall apply for purposes of determining the amounts of account balances of Employees as of the Determination Date.

            2.2.1    Distributions during year ending on the Determination Date.    The amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

            2.2.2    Employees not performing services during year ending on the Determination Date.    The accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

        3.    Minimum benefits.     Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

4.
TREATMENT OF ROLLOVERS WITH RESPECT TO INVOLUNTARY CASH-OUTS

        The Company does not elect to exclude rollover contributions in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules.

5.
DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

        A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed. This paragraph shall apply to distributions after December 31, 2001, regardless of when the severance from employment occurred.

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APPENDIX III

MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

        1.1.    Effective Date.     The provisions of this Appendix III will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

        1.2.    Precedence.     The requirements of this Appendix III will take precedence over any inconsistent provisions of the Plan, provided that this Appendix shall not be considered to allow a Participant or Beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan.

        1.3.    Requirements of Treasury Regulations Incorporated.     All distributions required under this Appendix III will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

        1.4.    TEFRA Section 242(b)(2) Elections.     Notwithstanding the other provisions of this Appendix III, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

        2.1.    Required Beginning Date.     The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

        2.2.    Death of Participant Before Distributions Begin.     If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (a)  If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (b)  If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (c)  If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (d)  If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

        For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse

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under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

        2.3.    Forms of Distribution.     Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3 and 4 of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant's Lifetime.

        3.1.    Amount of Required Minimum Distribution For Each Distribution Calendar Year.     During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

          (a)  the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

          (b)  if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

        3.2.    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.     Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

Section 4. Required Minimum Distributions After Participant's Death.

        4.1.    Death On or After Date Distributions Begin

          (a)  Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

            (1)  The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (2)  If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

            (3)  If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

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          (b)  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

        4.2.    Death Before Date Distributions Begin.

          (a)  Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Article VII.

          (b)  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c)  Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5. Definitions.

        5.1.    Designated Beneficiary.     The individual who is designated as the Beneficiary under Article VII of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

        5.2.    Distribution Calendar Year.     A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

        5.3.    Life Expectancy.     Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

        5.4.    Participant's Account Balance.     The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

        5.5    Required Beginning Date.     The date specified in Section 8.2(d) of the Plan.

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QuickLinks

  Exhibit 10.12
CB RICHARD ELLIS 401(K) PLAN (Pro forma incorporating all amendments through Amendment 2003-1) TABLE OF CONTENTS
CB RICHARD ELLIS 401(K) PLAN
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY TO PARTICIPATE
ARTICLE III PARTICIPANT CONTRIBUTIONS
ARTICLE IV PARTICIPATING COMPANY CONTRIBUTIONS
ARTICLE V ACCOUNTING FOR PARTICIPANT'S INTERESTS
ARTICLE VI VESTING
ARTICLE VII DESIGNATION OF BENEFICIARY
ARTICLE VIII DISTRIBUTIONS FROM THE TRUST FUND
ARTICLE IX TOP-HEAVY PROVISIONS
ARTICLE X ADMINISTRATIVE PROCEDURES
ARTICLE XI INVESTMENT OF PLAN ASSETS
ARTICLE XII TERMINATION, PARTIAL TERMINATION AND COMPLETE DISCONTINUANCE OF CONTRIBUTIONS
ARTICLE XIII AMENDMENT OR TERMINATION OF THE PLAN
ARTICLE XIV ADOPTION OF PLAN BY AFFILIATED COMPANIES
ARTICLE XV MISCELLANEOUS
ARTICLE XVI NEW COMPANY STOCK FUND
APPENDIX I to the CB Richard Ellis 401(k) Plan
  1. Effective date.
  2. Determination of top-heavy status.
  3. Minimum benefits.
  1.1. Effective Date.
  1.2. Precedence.
  1.3. Requirements of Treasury Regulations Incorporated.
  1.4. TEFRA Section 242(b)(2) Elections.
  2.1. Required Beginning Date.
  2.2. Death of Participant Before Distributions Begin.
  2.3. Forms of Distribution.
  3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year.
  3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.
  4.1. Death On or After Date Distributions Begin
  4.2. Death Before Date Distributions Begin.
  5.1. Designated Beneficiary.
  5.2. Distribution Calendar Year.
  5.3. Life Expectancy.
  5.4. Participant's Account Balance.
  5.5 Required Beginning Date.